UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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DOLLAR TREE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DOLLAR TREE, INC.

500 Volvo Parkway

Chesapeake, Virginia 23320

NOTICE OF

ANNUAL MEETING OF SHAREHOLDERS

to be held on

Thursday, June 16, 2011

To Our Shareholders:

We will hold the annual meeting of shareholders of Dollar Tree, Inc. at The Founders Inn, 5641 Indian River Road, Virginia Beach, Virginia 23464 on Thursday, June 16, 2011 at 10:00 a.m. local time, for the following purposes:

•                  To elect three director nominees to the Company’s Board of Directors as identified in the attached proxy statement, each to serve as a director for a one-year term;

•                  To approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers;

•                  To recommend, by a non-binding advisory vote, the frequency of future advisory votes on executive compensation;

•                  To approve the Company’s Omnibus Incentive Plan;

•                  To ratify the selection of KPMG as the Company’s independent registered public accounting firm for the fiscal year 2011; and

•                  To act upon any other business that may properly come before the meeting.

Shareholders of record at the close of business on April 15, 2011 will receive notice of and be allowed to vote at the meeting.

Your vote is important to us. We encourage you to read the attached proxy statement and then sign, date and return your proxy card in the enclosed envelope at your earliest convenience. Sending in your proxy card will not prevent you from voting your shares at the meeting, if you desire to do so.

BY ORDER OF THE BOARD OF DIRECTORS

James A. Gorry, III
Corporate Secretary

Chesapeake, Virginia

May 20, 2011

IMPORTANT NOTICE ABOUT THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 16, 2011

The Company’s proxy statement and annual report to shareholders for the fiscal year ended January 29, 2011 are available at http://www.dollartreeinfo.com/investors/financial/annuals/

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Dollar Tree’s Board of Directors is soliciting your proxy to vote your shares at the annual meeting of shareholders. This proxy statement summarizes the information you need to know to vote at the meeting.

We began mailing these proxy materials on or about May 20, 2011 to all shareholders entitled to vote. The Dollar Tree 2010 Annual Report, which includes our financial statements, is being sent with this proxy statement.

The principal executive offices of Dollar Tree are located at, and our mailing address is, 500 Volvo Parkway, Chesapeake, Virginia, 23320; telephone:  (757) 321-5000.

When and where is the annual meeting?

As shown in the Notice of Annual Meeting, the 2011 annual meeting of shareholders of Dollar Tree, Inc. will be held on Thursday, June 16, 2011, at The Founders Inn, 5641 Indian River Road, Virginia Beach, Virginia 23464 at 10:00 a.m. local time.

Who is entitled to vote at the meeting?

You are entitled to vote if you were a shareholder of record of our common stock as of the close of business on April 15, 2011. Holders of record have one vote for each share held at the close of business.  At that time, there were 122,312,094 shares of Dollar Tree, Inc. common stock outstanding.  Votes will be tabulated by our transfer agent, Computershare.

What is the difference between a shareholder of record and a beneficial owner of shares held in “street name?”

If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are a shareholder of record. If your shares are held in an account at a brokerage firm, bank, or similar institution, then you are the beneficial owner of shares held in “street name.” The institution holding your account is considered the shareholder of record for purposes of voting at the annual meeting. As the beneficial owner, you have the right to instruct the institution on how to vote the shares held in your account.

How can I cast my vote?

Shareholder of Record

If you are a shareholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card or vote over the telephone or the Internet.

•                  To vote in person, we will give you a ballot to vote your shares when you arrive at the meeting.

•                  To vote using the enclosed proxy card, simply complete, sign, date and return it promptly in the envelope provided.

•                  To vote by Internet, go to www.investorvote.com/DLTR and follow the steps outlined on the secured website.

•                  To vote by telephone, dial toll free, 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. Follow the instructions provided by the recorded message.

•                  If you vote your shares more than one time by any method, your shares will be voted in accordance with the vote that is received on the latest date.

Beneficial Owner

•                  To vote using the enclosed proxy card, simply complete, sign, date and return it promptly in the envelope provided.

•                  To vote by Internet, go to www.proxyvote.com and follow the steps outlined on the secured website.

•                  To vote by telephone, dial toll free, 1-800-454-8683 (please note that beneficial shareholders may receive a different number based on their broker).

•                  If you vote your shares more than one time by any method, your shares will be voted in accordance with the vote that is received on the latest date.

Shareholders who own their shares in street name are not able to vote at the annual meeting unless they have a proxy executed in their favor from the holder of record of their shares.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•                  FOR each of the Board’s three nominees for the Board of Directors;

•                  FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers;

•                  FOR a frequency of EVERY THREE YEARS for future advisory votes on executive compensation;

•                  FOR the approval of the Omnibus Incentive Plan; and

•                  FOR the ratification of the selection of KPMG as our independent registered accounting firm for the fiscal year 2011.

Can I change my voting instructions before the meeting?

You may revoke your proxy by sending in a signed proxy card with a later date, providing subsequent telephone or Internet voting instructions, providing a written notice of revocation to the Corporate Secretary of Dollar Tree, Inc. at the address on page 1 prior to the annual meeting or attending the annual meeting to cast your vote in person.

What constitutes a quorum?

A quorum is necessary for the transaction of business at the annual meeting. A quorum exists when holders of a majority of the total number of issued and outstanding shares of common stock that are entitled to vote at the annual meeting are present in person or by proxy.

Who will count the votes?

A representative of Computershare, our transfer agent, will act as the Inspector of Election, determine the presence of a quorum and tabulate the votes.

What is the effect of abstentions and broker non-votes?

The inspector will treat valid proxies marked “abstain” or proxies required to be treated as broker “non-votes” as present for purposes of determining whether there is a quorum at the annual meeting. A broker “non-vote” occurs when you fail to provide your broker with voting instructions on a particular proposal and the broker does not have discretionary authority to vote your shares on that particular proposal because the proposal is not a “routine” matter under the applicable rules. Abstentions and broker “non-votes” with respect to the matters to be voted on at the 2011 annual meeting will have no effect on the outcome.

Rules that govern how brokers vote your shares have recently changed.  Unless your broker receives appropriate instructions from you, your broker may no longer use discretionary authority to vote your shares on any of the matters to be considered at the 2011 annual meeting of shareholders other than the ratification of our independent registered public accounting firm. Therefore, we strongly urge you to vote your shares.

If I share an address with another shareholder and we receive only one paper copy of proxy materials, how can I obtain an additional copy of proxy materials?

In some cases, only one proxy statement is being delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. Upon written or oral request, we will deliver a separate copy of the proxy statement to a shareholder at a shared address to which a single copy of the proxy statement was delivered. You can notify our Corporate Secretary at our address on page 1 that you wish to receive a separate copy of the proxy statement in the future, or alternatively, that you wish to receive a single copy of the materials instead of multiple copies. Each shareholder will receive voting instructions relative to their individual holdings, regardless of a shared address.

How can I obtain an additional proxy card?

If you lose, misplace or otherwise need to obtain a proxy card and you are a shareholder of record, you should contact Computershare at 1-800-622-6757 (US, Canada, Puerto Rico) or 781-575-4735 (non-US).

If you hold your shares of common stock in “street name” and therefore are not a shareholder of record, contact your account representative at the broker, bank or similar institution through which you hold your shares.

Where and when will I be able to find the voting results?

You can find the official voting results on our Form 8-K within four business days after the annual meeting.

Who pays for the costs of the proxy solicitations?

The cost of soliciting proxies will be borne by us. Proxies may be solicited by officers, directors and regular employees of our company or our affiliates, none of whom will receive any additional compensation for their services. Such solicitations may be made personally, or by mail, facsimile, telephone, telegram or messenger. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material and annual reports to the beneficial owners of shares in accordance with the schedule of charges approved by the National Association of Securities Dealers, Inc. We have retained Georgeson Inc. to assist with the solicitation of proxies for a fee not to exceed $20,000, plus reimbursement for out-of-pocket expenses.

What effect does the stock split have on the disclosure contained in this proxy statement?

On May 26, 2010 the Board of Directors approved a 3-for-2 stock split in the form of a 50% dividend. New shares were distributed on June 24, 2010 to shareholders of record as of the close of business on June 10, 2010. As a result, all share and per share data in this proxy statement have been retroactively adjusted to reflect this dividend having the effect of a 3-for-2 stock split.

PROPOSAL NO. 1- ELECTION OF DIRECTORS

Directors and Nominees

We currently have eleven directors on our Board, which is divided into three staggered classes for purposes of election.  In June 2010, our shareholders approved our amended Articles of Incorporation and Bylaws to declassify the Board. As part of the transition to a declassified Board, directors who have been elected to three-year terms prior to the effectiveness of the amendment will complete those terms. Beginning with the 2011 meeting, directors whose previous terms are expiring will be subject to election for a one-year term expiring at the next annual meeting.

At the 2011 annual meeting of shareholders, the terms of the following Class I directors are expiring: Macon F. Brock, Jr., Mary Anne Citrino and Thomas E. Whiddon. The Board proposes to nominate these three directors to be re-elected for a one-year term at the 2011 annual meeting of shareholders.

All other directors will continue in office following this annual meeting and their terms will expire in either 2012 (Class II) or 2013 (Class III). The entire Board will be elected annually beginning with the 2013 annual meeting.

The nominees have indicated their willingness to serve as directors. If a nominee becomes unable to stand for re-election, the persons named in the proxy will vote for any substitute nominee proposed by the Board of Directors.

Vote Required

Our directors are elected by a “plurality” vote.  The three nominees at the 2011 Annual Meeting of Shareholders receiving the greatest number of votes cast will be elected. Shares held by brokers that are not voted in the election of directors will have no effect.  In addition, we have adopted a corporate governance policy requiring each director-nominee to submit a resignation letter if he or she does not receive a majority of the votes cast.  See page 15 for more on this policy.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

EACH OF THE NOMINEES FOR DIRECTOR.

INFORMATION CONCERNING NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

Nominees

Macon F. Brock, Jr. Chairman Dollar Tree, Inc. Class I director

Mr. Brock, age 69, has been Chairman of the Board since 2001 and a director since 1986.  He served as the Chief Executive Officer from 1993 to 2003. From 1986, when he co-founded Dollar Tree, until 2001, he served as President.  Until 1991, he was an officer and director of K&K Toys, Inc. Mr. Brock earned his B.A. from Randolph-Macon College and served as a Captain in the U.S. Marine Corps. He is a past Chairman of Randolph-Macon College.

As the company’s co-founder, Chairman of the Board and former Chief Executive Officer, Mr. Brock brings to our Board an intimate knowledge of our business coupled with experience in strategic business development, store operations, logistics, procurement, risk management, sales, marketing and other matters.  His service on the Board also ensures that the Company’s unique culture and historical commitment to the core values of its customers is preserved. The Board also benefits from his service on the Nominating and Corporate Governance Committee and Compensation Committee of Lumber Liquidators, Inc. and the Compensation Committee of rue21, inc.

Mr. Brock has served on our Board since 1986. He also serves on the Board of Lumber Liquidators, Inc. and rue21, inc. He previously served on the Board of Landmark Communications from 2004 through 2009.

Mary Anne Citrino Senior Managing Director, Corporate Advisory Services The Blackstone Group Member of the Audit Committee; Member of the Nominating and Corporate Governance Committee Class I director

Ms. Citrino, age 52, has been the Senior Managing Director in the Corporate Advisory Services group at The Blackstone Group, a global investment and advisory firm, since 2005. Previously, Ms. Citrino was employed at Morgan Stanley for over 20 years. During her years there, she served as the Global Head of Consumer Products Investment Banking, Co-Head of Health Care Services Investment Banking, and a Mergers and Acquisitions Analyst.

With more than twenty years of experience in investment banking, extensive experience in mergers and acquisitions, together with her competence in critical financial analysis and successful record in a variety of business dealings, Ms. Citrino brings essential skills and a unique perspective to the Board.

Ms. Citrino was appointed as a director of Dollar Tree in 2005. She also serves on the Board of Health Net, Inc.

Thomas E. Whiddon Private investor; Advisory Director, Berkshire Partners, LLC Chairman of the Audit Committee Class I director

Mr. Whiddon, age 58, is an Advisory Director of Berkshire Partners, LLC (a private equity firm), and as such, has served in interim executive operating roles for various Berkshire portfolio companies since 2005. Previously, he was Executive Vice President of Lowe’s Companies, Inc. from 1996 until his retirement in 2003. During this time, he served as Executive Vice President of Logistics and Technology from 2000 to 2003 and Executive Vice President, Chief Financial Officer from 1996 to 2000. Prior to his tenure at Lowe’s, he served as the Chief Financial Officer and Treasurer of Zale Corporation from 1994 to 1996. From 1986 to 1993, he served as the Treasurer of Eckerd Corporation.

Having served as Chief Financial Officer and Treasurer of successful large public retail companies, coupled with his many years of experience in public accounting, Mr. Whiddon brings to our Board extensive financial expertise. In addition, our Board has determined that Mr. Whiddon qualifies as an Audit Committee financial expert. His service on the Board and a number of Committees of Carter’s Inc. and Sonoco Products Company, Inc. further enhances his contributions to our Board. He also brings a fresh perspective to Dollar Tree’s logistics and technology focus.

Mr. Whiddon has been a member of our Board since 2003. He currently serves as a director of Sonoco Products Company, Inc. and Carter’s Inc.

Other Directors

Arnold S. Barron Private Investor; corporate director Chairman of the Compensation Committee Class II director

Mr. Barron, age 63, was the Senior Executive Vice President, Group President of The TJX Companies, Inc. from 2004 until his retirement in January 2009. His employment with The TJX Companies began in 1979. He held the positions of Executive Vice President, Chief Operating Officer, The Marmaxx Group (2000-2004), Senior Vice President, Group Executive, TJX (1996-2000), Senior Vice President, General Merchandising Manager, T.J. Maxx (1993-1996). From 1979 to 1993, he held several other executive positions within The TJX Companies, Inc.

With more than thirty years of experience in senior management, operations and retail merchandising, Mr. Barron brings a tremendous combination of skills and experience spanning areas key to our business.

Mr. Barron became a director of Dollar Tree in March 2008. He also serves on the Board of rue21, inc.

J. Douglas Perry Chairman Emeritus Dollar Tree, Inc. Class II director

Mr. Perry, age 63, became Chairman Emeritus of the Board in 2001. He had been Chairman of the Board since 1986 when he co-founded Dollar Tree. He also served as Chief Executive Officer from 1986 to 1993. He retired as an employee and officer of the company in 1999. Until 1991, he was an executive officer of K&K Toys, Inc. which he, along with Mr. Brock, Mr. Compton and Mr. Perry’s father, built from the company’s original single store to 136 stores.

As the company’s co-founder, former Chairman and Chief Executive Officer, Mr. Perry brings to the Board vital leadership and executive management skills, as well as a deep understanding and knowledge about our business.

Mr. Perry has served on our Board since 1986.

Thomas A. Saunders III President, Ivor & Co., LLC Lead Independent Director; Chairman of the Nominating and Corporate Governance Committee Class II director

Mr. Saunders, age 74, has been the President of Ivor & Co., LLC, a private investment company, since 2000. He was a founder of Saunders Karp & Megrue Partners, L.L.C., (“SKM”) which controlled the SK Equity Fund, L.P., once a major investor in Dollar Tree.  SKM merged with Apax Partners in 2005. Before founding SKM in 1990, he was a Managing Director of Morgan Stanley & Co. from 1974 to 1989.  Mr. Saunders is the recipient of the 2008 National Humanities Medal and a recipient of the highest awards bestowed by the Marine Corps University Foundation, the New-York Historical Society, the Virginia Military Institute and the Darden Graduate School of Business at the University of Virginia.

Mr. Saunders brings to the Board valuable financial expertise, including extensive experience in investment banking and a solid understanding of the capital markets. As a company director for eighteen years and lead independent director for the past four years, Mr. Saunders also brings to the Board critical leadership skills and a deep understanding of our business.  The Board also benefits from his service on the Nominating and Corporate Governance Committee and Compensation Committee of Hibbett Sports, Inc.

Mr. Saunders has been a Dollar Tree director since 1993.  He also serves on the Board of Hibbett Sports, Inc.

Carl P. Zeithaml Dean, McIntire School of Commerce University of Virginia Member of the Compensation Committee Class II director

Dr. Zeithaml, age 61, is the Dean of the McIntire School of Commerce at the University of Virginia. He is also a Professor in the Management Area specializing in strategic management.  He joined the McIntire School in 1997, after 11 years on the faculty in the Kenan-Flagler Business School at the University of North Carolina-Chapel Hill.

Dr. Zeithaml provides the Board with expertise in strategic management with an emphasis on competitive strategy and corporate governance. He brings to the Board extensive educational experience and a strong understanding of risk management.

Dr. Zeithaml became a director of Dollar Tree in July 2007.

H. Ray Compton Private investor; corporate director Member of the Nominating and Corporate Governance Committee; Member of the Compensation Committee Class III director

Mr. Compton, age 68, has been a director since 1986.  Mr. Compton was Executive Vice President from 1998 to 2002 and Chief Financial Officer from 1986 to 1998. He retired as a full-time employee in 2002 and became fully retired in 2004. From 1979 until 1991, he was employed in similar roles with K&K Toys, Inc. Prior to 1979, he was associated for 15 years with a manufacturing company in various accounting and management positions.

Having served as a director for twenty-five years and a former Chief Financial Officer, Mr. Compton brings to the Board a deep understanding of the company’s history and unique business model. In addition, Mr. Compton’s extensive experience in management, finance and accounting, coupled with his past service as Chairman of the Audit Committee for Hibbett Sports, Inc., is a vital asset to our Board.

Mr. Compton has been a director of Dollar Tree since 1986. He previously served on the Board of Hibbett Sports, Inc. from 1997 to 2005.

Conrad M. Hall Private investor; corporate director Member of the Audit Committee Class III director

Mr. Hall, age 67, served as the President and Chief Executive Officer of Dominion Enterprises, a leading media and marketing information services company from 2006 until his retirement in January 2009. Prior to 2006, he served as the President and Chief Executive Officer of Trader Publishing Company since April 1991. From 1989 to 1991, he served as the President of Landmark Target Media, Inc. Mr. Hall joined Landmark Communications, Inc. in 1970 where he held various senior positions, including Executive Vice President and Chief Financial Officer from 1985 to 1989. He also served as the Vice President of The Virginian-Pilot and The Ledger-Star division of Landmark from 1977 to 1981.

Mr. Hall’s experience as a former Chief Executive Officer and his demonstrated success in new business development is of immense value to the Board, especially as we continue to evaluate growth opportunities. He also brings to the Board thirty years of operational expertise, extensive experience in information technology, strategic planning, human resources, and a solid financial background.

Mr. Hall became a director of Dollar Tree in January 2010. He previously served as a director for Dominion Enterprises and Landmark Communications, Inc. from 2006 through 2009. He also served on the Board of Trader Publishing Company from 1991 through 2006.

Lemuel E. Lewis Private investor; corporate director Member of the Audit Committee Class III director

Mr. Lewis, age 64, served as the Executive Vice President and Chief Financial Officer of Landmark Communications, Inc. from 2000 until his retirement in 2006. From 1981 to 2000, he held several other senior positions with Landmark Communications.

Mr. Lewis brings to the Board many years of experience in accounting, finance, human resources, mergers and acquisitions, and business unit operations. The Board also benefits from his valuable financial experience as a former Chief Financial Officer and his service on other Boards, including the Audit Committee of Markel Corporation. In addition, our Board has determined that Mr. Lewis qualifies as an Audit Committee financial expert.

Mr. Lewis became a director of Dollar Tree in July 2007. He also serves on the Board of Markel Corporation. He served as Chairman of the Board for the Federal Reserve Bank of Richmond from 2008 through 2010 and was the Chairman of its Audit Committee from 2005 to 2008. He previously served on the Board of Landmark Communications from 2006 through 2008.

Bob Sasser President and Chief Executive Officer Dollar Tree, Inc. Class III director

Mr. Sasser, age 59, has been Chief Executive Officer since 2004 and President since 2001.  He had been Dollar Tree’s Chief Operating Officer from 1999 to 2004. Previously, from 1997 to 1999, he served as Senior Vice President, Merchandise and Marketing of Roses Stores, Inc. From 1994 to 1996, he was Vice President, General Merchandise Manager for Michaels Stores, Inc. Prior to 1994, he held several positions at Roses Stores, Inc., ranging from Store Manager to Vice President, General Merchandise Manager.

Mr. Sasser’s demonstration of outstanding leadership skills, business acumen, commitment to excellence, and his major contributions to the company’s growth and success as the Chief Executive Officer of Dollar Tree, provides essential insight and guidance to our Board. In addition, the Board benefits from Mr. Sasser’s thirty-eight years of retail experience.

Mr. Sasser was elected to our Board in 2004.

Executive Officers
(Other than those listed above)

Kevin S. Wampler Chief Financial Officer Dollar Tree, Inc.

Mr. Wampler, age 48, has been the Chief Financial Officer since December 2008. Prior to joining Dollar Tree, he served as Executive Vice President, Chief Financial Officer and Assistant Secretary for The Finish Line, Inc. from October 2003 to November 2008. Mr. Wampler held various other senior positions during his fifteen-year career at The Finish Line, including Senior Vice President, Chief Accounting Officer and Assistant Secretary from 2001 to 2003. Mr. Wampler, a Certified Public Accountant, was employed by Ernst and Young LLP from 1986 to 1993.

Gary M. Philbin Chief Operating Officer Dollar Tree, Inc.

Mr. Philbin, age 54, became Chief Operating Officer in March 2007. He previously served as our Senior Vice President of Stores since December 2001. He joined Dollar Tree from Grand Union, a New Jersey based grocery-store chain, where he held a number of positions including Chief Executive Officer prior to the company’s sale to C&S Wholesale Grocers. Prior to Grand Union, from 1996-1997, Mr. Philbin was the Executive Vice President of Operations and Merchandising for Cub Foods, a division of SuperValu. From 1993 to 1996, Mr. Philbin held the position of Senior Vice President of Merchandising for Walbaum’s, a division of A&P. He also held various positions in Store Operations and Merchandising over his twenty-year career with the Kroger Company, beginning in 1973.

Robert H. Rudman Chief Merchandising Officer Dollar Tree, Inc.

Mr. Rudman, age 60, has been Chief Merchandising Officer since June 2003.  Prior to joining Dollar Tree, he served as President/CEO and minority shareholder of Horizon Group USA from 2000. From 1996 to 2000, Mr. Rudman was President/CEO of his own consulting company, VQ International Inc.  From 1991 until 1996, Mr. Rudman was Executive Vice President/Chief Merchandise Officer of Michaels Stores.  Prior to joining Michaels, Mr. Rudman served in a number of positions in a wide variety of retail formats, gaining the majority of his experience in merchandise and marketing.

James Fothergill Chief People Officer Dollar Tree, Inc.

Mr. Fothergill, age 59, has been Chief People Officer since October 2001. He joined Dollar Tree in March 2000 as Vice President of Human Resources. Prior to joining Dollar Tree, he served as Senior Vice President of Human Resources for Grey Advertising from December 1999. From February 1986 to January 1999, he served in various capacities at Caldor Corporation, including Senior Vice President of Human Resources.

Mr. Brock is married to Mr. Perry’s sister. There are no additional family relationships among the directors and executive officers.

HOW NOMINEES TO OUR BOARD ARE SELECTED

Candidates for election to our Board of Directors are nominated by our Nominating and Corporate Governance Committee and ratified by our full Board of Directors for consideration by the shareholders. The Nominating and Corporate Governance Committee operates under a charter, which is available on our corporate website at

http://www.dollartreeinfo.com/investors/corporate/. You will find the charter of the committee and the charters of all of our other Board committees under the heading “Corporate Governance” in the Investor Relations section of the site.  A copy of the charter is available to all shareholders upon request, addressed to our Corporate Secretary at the address on page 1. All members of the committee are independent under the standards established by the NASDAQ Stock Market.

Our Nominating and Corporate Governance Committee will consider candidates recommended by shareholders. Shareholders may recommend candidates for Nominating and Corporate Governance Committee consideration by submitting such recommendation using the methods described under the “Shareholder Nominations for Election of Directors” section on this page and “Communicating with our Board Members” on page 16. In making recommendations, shareholders should be mindful of the discussion of minimum qualifications set forth in the following paragraph. Although a recommended individual may meet the minimum qualification standards, it does not imply that the Nominating and Corporate Governance Committee necessarily will nominate the person so recommended by a shareholder.

In evaluating candidates for election to the Board, our Nominating and Corporate Governance Committee shall take into account the qualifications of the individual candidate as well as the composition of the Board as a whole.

Among other things, the Committee shall consider:

•                  the candidate’s ability to help the Board create shareholder value,

•                  the candidate’s ability to represent the interests of shareholders,

•                  the business judgment, experience and acumen of the candidate,

•                  the need of the Board for directors having certain skills and experience,

•                  other business and professional commitments of the candidate, and

•                  the number of other boards on which the candidate serves, including public and private company boards.

Our Nominating and Corporate Governance Committee does not have a written diversity policy, however, it does give consideration to potential candidates who would represent diversity on the Board with respect to professional background, experience, expertise, age, gender, and ethnicity.

Our Nominating and Corporate Governance Committee identifies nominees in a number of ways. One method is the recommendation of a current member of the Board, who personally knows and has an understanding of the qualifications of a proposed nominee. A second method is an awareness of persons who are successful in business, whether personally known to a member of the Board or not. We may contact such persons from time to time to ask whether they would be willing to serve. If they are willing, then the Nominating and Corporate Governance Committee conducts significant amounts of due diligence to ensure that a nominee possesses the qualifications, qualities and skills outlined above. The Nominating and Corporate Governance Committee also from time to time engages search firms to assist the committee in identifying potential Board nominees, and we pay such firms a fee for conducting such searches. As mentioned above, our Nominating and Corporate Governance Committee will consider recommendations from shareholders on the same basis as other candidates.

Shareholder Nominations for Election of Directors

Shareholders generally can nominate persons to be directors by following the procedures set forth in our bylaws. In short, these procedures require the shareholder to deliver a written notice containing certain required information in a timely manner to our Corporate Secretary at the address on page 1. To be timely, the notice must be sent either by personal delivery or by United States certified mail, postage prepaid, and received no later than 120 days in advance of the anniversary date of the proxy statement for the previous year’s annual meeting. If no annual meeting was held in the previous year, or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice must be sent not less than 90 days before the date of the applicable annual meeting. The notice must contain the information required by our bylaws about the shareholder proposing the nominee and about the nominee. A copy of our bylaws can be found online at http://www.dollartreeinfo.com/investors/corporate/.

Each shareholder’s notice to the Corporate Secretary must include:

•                  the name and address of record of the shareholder who intends to make the nomination;

•                  a representation that the shareholder is a shareholder of record of our company’s capital stock and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice;

•                  the class and number of shares of our capital stock beneficially owned by the shareholder; and

•                  a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder.

For each person nominated, the notice to the Corporate Secretary must also include:

•                  the name, age, business address and, if known, residence address, of the nominee;

•                  his or her principal occupation or employment;

•                  the class and number of shares of our capital stock beneficially owned by such person;

•                  any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended; and

•                  the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected.

INFORMATION ABOUT THE BOARD OF DIRECTORS

Director Compensation

Director compensation is established by the Board of Directors and periodically reviewed.  Beginning with the June 2010 Annual Shareholder Meeting, the Board determined that each non-employee director —that is, every director other than Macon Brock and Bob Sasser - will receive an annual retainer of $125,000, payable quarterly in advance. In addition, the Audit Committee chair will receive $30,000 and Audit Committee members will receive $20,000; the Compensation Committee chair will receive $20,000 and Compensation Committee members will receive $15,000; the Nominating and Corporate Governance Committee chair will receive $15,000 and the Nominating and Corporate Governance Committee members will receive $10,000. The Lead Director will receive an additional $35,000.  The Board may also authorize additional fees for ad hoc committees, if any. Fees are paid quarterly in advance. We do not offer non-equity incentives or pension plans to non-employee directors.

Under our shareholder-approved 2003 Director Deferred Compensation Plan (DDCP), directors may elect to defer receipt of all or a portion of their board and committee fees to be paid at a future date in either cash or shares of common stock, or to defer all or a portion of their fees into non-statutory stock options. Deferral elections must be made by December 31 for the deferral of fees in the next calendar year and must state the amount or portion of fees to be deferred; whether and to what extent fees are to be deferred in cash or shares or paid in the form of options; in the case of deferral into cash or shares, whether the pay out shall be in installments or lump sum; and the date on which such pay out will commence. In the case of deferrals into options, the number of options to be credited is calculated by dividing the deferred fees by 33% of the closing price on the first day of each calendar quarter, which is the date of grant. The options bear an exercise price equal to the closing price on the date of grant and are immediately exercisable. Deferrals into cash or stock are recorded in unfunded and unsecured book-entry accounts. Deferred shares to be credited are calculated by dividing the deferred fees by the closing price on the first day of each calendar quarter. If cash dividends are declared, deferred share accounts are credited with a corresponding number of deferred shares, based on the market price on the dividend date. In the case of deferrals into a deferred cash account, interest is credited to the account at the beginning of each quarter based on the 30-year Treasury Bond rate then in effect (an average of 4.17% in 2010). See the Director’s Compensation Table below for a description of deferrals in the current fiscal year.

In 2007, the Board instituted a guideline requiring directors to hold Dollar Tree stock, not including stock options, equal to at least $100,000 in value, measured as of the date the stock was acquired, within four years of election by the shareholders.  As of January 29, 2011, all of our directors owned shares in excess of this amount.

In 2005, we entered into a consulting agreement with Mr. Perry that provides for annual fees of $30,000 to be paid to him and ensure his eligibility in our group health plans at his cost.  The agreement generally allows for termination by either of the parties upon thirty days’ written notice, except that if an agreement is terminated in connection with a change of control, the company is obligated to pay fees for the remainder of the consultant’s life.

Mr. Compton, who retired as a part-time employee in 2004 and as a full-time employee in 2002, has a post-retirement benefit agreement that provides for $30,000 to be paid to him annually and allows him to participate in our group health plans at his cost. Mr. Compton does not provide advisory services to the Company.

The following table shows compensation paid to each person who served as a director during fiscal year 2010. (Bob Sasser’s compensation information can be found on page 26 of this document).

Name	Fees Earned or Paid in Cash ($) (1)	All Other Compensation ($)(2)	Total ($)
Arnold S. Barron	$135,000	$0	$135,000
Macon F. Brock, Jr.	0	717,715	717,715
Mary Anne Citrino	143,750	0	143,750
H. Ray Compton	140,000	30,000	170,000
Conrad M. Hall	165,139	0	165,139
Richard G. Lesser	28,125	0	28,125
Lemuel E. Lewis	136,250	0	136,250
J. Douglas Perry	118,750	30,000	148,750
Thomas A. Saunders III	160,625	0	160,625
Thomas E. Whiddon	145,000	0	145,000
Carl P. Zeithaml	131,250	0	131,250

(1)          This column shows amounts earned for retainers and fees, including fees paid for service on standing and ad hoc committees, not reduced for deferrals.  Mr. Lesser retired from the Board in June 2010.

(2)          This column includes a post-retirement benefit paid to Mr. Compton and consulting fees paid to Mr. Perry, as more fully described in the narrative accompanying this table. In addition, see “Certain Relationships and Related Transactions” on page 35 of this proxy. This column also includes compensation paid to Mr. Brock, Chairman of the Board, for his services as an executive rather than a director. His overall compensation includes: base salary in the amount of $200,000; grant date fair market value in the amount of $477,680 for 12,000 performance-based restricted stock units granted on 3/26/2010; perquisites in the amount of $23,496; and profit sharing in the amount of $16,539.

The following table shows, for each of our non-employee directors, amounts deferred in fiscal year 2010 under our DDCP, the number of shares underlying those deferrals, and the aggregate number, as of January 29, 2011, of outstanding stock options, including those awarded prior to 2005 and options obtained through deferral of fees (all of which are fully vested), and deferred shares:

Name	Amounts Deferred in 2010 ($)(1)	Shares Underlying Amounts Deferred in 2010 (#)(2)	Total Deferred Shares (#)	Options Outstanding, including Options acquired through Deferral of Fees (#)	Total Shares Underlying Options and Deferred Amounts (#)
Arnold S. Barron	$74,375	1,576	7,090	0	7,090
Mary Anne Citrino	143,750	3,095	20,244	6,850	27,094
H. Ray Compton	0	0	0	9,000	9,000
Conrad M. Hall	36,250	646	646	0	646
Richard G. Lesser	28,125	353	0	38,250	38,250
Lemuel E. Lewis	136,250	2,940	13,969	0	13,969
J. Douglas Perry	0	0	835	0	835
Thomas A. Saunders III	160,625	10,462	0	110,682	110,682
Thomas E. Whiddon	0	0	0	18,000	18,000
Carl P. Zeithaml	69,125	1,478	5,942	0	5,942

(1)          This column shows the dollar amount of retainers and fees deferred in 2010 under the DDCP.  Directors may choose to defer a portion or all of their fees into a deferred cash account, common stock equivalents (which we call “deferred shares”) or options, as more fully described in the narrative in this section. Note that not all deferred amounts shown in this column are represented by underlying shares in the next column, to the extent that fees are deferred into a cash account. Mr. Lesser deferred some of his fees into a deferred cash account. In 2010, we credited $5,317 in interest to Mr. Lesser’s deferred cash account, and $453 to Mr. Perry’s deferred cash account (to which he did not contribute in 2010). In June 2010, Mr. Lesser received a distribution of 12,430 shares from the DDCP pursuant to his prior elections.

(2)          Shares in this column represent deferred shares and in the case of Mr. Saunders, deferral into options. Compensation expense related to these options, valued by the same method as that used for option grants to employees, is recorded upon grant; $229,821 was recorded in 2010.

Meetings of the Board of Directors

The Board of Directors has scheduled four regular meetings in 2011 and will hold special meetings when company business requires. During 2010, the Board held six formal meetings and undertook action by unanimous consent on two occasions. Informational update calls are periodically conducted during the year. Each member of the Board attended at least 75% of all Board meetings and meetings of committees of which he or she was a member.

Committees of the Board of Directors

The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The memberships and functions of these committees are set forth below. The Board does not have a standing Executive Committee. Other committees may be established to consider non-routine matters as the Board deems necessary.

Audit Committee

The Audit Committee has four members:  Thomas Whiddon (Chairman), Mary Anne Citrino, Conrad Hall and Lemuel E. Lewis. The functions of this committee include:

•                  reviewing management’s assessment of our internal control over the financial reporting process;

•                  reviewing results of internal control testing related to Section 404 of the Sarbanes-Oxley Act of 2002;

•                  reviewing our quarterly and annual financial statements;

•                  reviewing the audit efforts of our independent auditors and internal audit department;

•                  reviewing related party transactions; and

•                  selecting the independent auditors and any independent counsel or other advisers it deems necessary.

The Audit Committee met in person or via teleconference eight times in 2010. In addition, the Chairman of the committee conducted periodic updates with the independent auditors and/or financial management.

Our Board has reviewed the composition of the Audit Committee and determined that the independence and financial literacy of its members meet the listing standards of the NASDAQ Stock Market and regulations of the Securities and Exchange Commission. In addition, our Board has determined that the chairman of our Audit Committee, Thomas Whiddon, and Audit Committee member Lemuel Lewis, by virtue of their careers serving as Chief Financial Officers for large companies as well as other experience, qualify them as “audit committee financial experts,” within the meaning of applicable regulations of the SEC, promulgated pursuant to the Sarbanes-Oxley Act of 2002.

Report of the Audit Committee

The Audit Committee’s main purpose (in accordance with its written charter adopted by the Board of Directors) is to assist the Board of Directors in fulfilling its oversight responsibilities regarding the quality and integrity of the accounting, auditing and financial reporting practices of the company.

In connection with these responsibilities, the Audit Committee:

•                  met with management and the head of our internal audit department to discuss the company’s risk management, control, and governance processes;

•                  discussed with counsel our compliance with NASDAQ listing requirements and other securities regulations;

•                  met with management and KPMG LLP, our independent registered public accounting firm, to review and discuss the quarterly and annual financial statements of the company for the fiscal year ended January 29, 2011;

•                  discussed with KPMG the matters required by Statements on Auditing Standards No. 61 (Communication with Audit Committees) (as amended);

•                  discussed with KPMG the quality, not just the acceptability, of our accounting principles;

•                  received from KPMG written disclosures and the letter regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence;

•                  reviewed and approved KPMG’s fees for audit, audit-related and tax services; and

•                  discussed with KPMG any relationships that may impact their objectivity and independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended January 29, 2011 be included in the company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE

Mary Anne Citrino	Conrad M. Hall	Lemuel E. Lewis	Thomas E. Whiddon

Compensation Committee

The Compensation Committee has three members: Arnold Barron (Chairman), H. Ray Compton and Carl Zeithaml.

The functions of this committee include:

•                  overseeing our compensation and benefit practices;

•                  establishing the compensation arrangements for our senior officers;

•                  administering our executive compensation plans and Employee Stock Purchase Plan;

•                  administering and considering awards under our stock- and equity-based compensation plans; and

•                  reviewing annually executives’ stock ownership levels to ensure compliance with the Company’s executive ownership policy.

The Compensation Committee met in person or via teleconference seven times in 2010 and undertook actions by unanimous consent on one occasion. In addition, the Chairman engaged in numerous in-depth discussions with members of management.

The report of the Committee, together with our Compensation Discussion and Analysis and information regarding executive compensation, can be found beginning on page 17.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee has three members:  Thomas A. Saunders III (Chairman), Mary Anne Citrino and H. Ray Compton. The purpose of this committee is to advise the Board of Directors on the composition, organization and effectiveness of the Board and its committees, and on other issues relating to the corporate governance of the company. The committee’s primary duties and responsibilities are to:

•                  recommend candidates to be nominated by the Board, including the re-nomination of any currently serving director, to be placed on the ballot for shareholders to consider at the annual shareholders meeting;

•                  if the Chairman of the Board is not independent, recommend an independent director to be considered by the Board to be appointed as Lead Director;

•                  recommend nominees to be appointed by the Board to fill interim director vacancies;

•                  review periodically the membership and Chair of each committee of the board and recommend committee assignments to the board, including rotation or reassignment of any Chair or committee member;

•                  monitor significant developments in the regulation and practice of corporate governance and of the duties and responsibilities of each director;

•                  lead the Board in its biennial performance evaluation;

•                  evaluate and administer our Corporate Governance Guidelines and recommend changes to the Board;

•                  review our governance structure;

•                  recommend policies for compensation and equity ownership guidelines for Board members who are not employees, as well as expense reimbursement policies;

•                  review annually the directors’ stock ownership levels to ensure compliance with our director target ownership policy; and

•                  monitor annually the education of Board members on matters related to their service on the Board.

The committee also advises the Board on its composition, committees, structure, practices and self-evaluation.

The Nominating and Corporate Governance Committee met in person or via teleconference on four occasions in 2010. During 2010, the committee continued to review potential candidates for Board seats in order to further enhance the Board’s effectiveness.  For further information on the committee, its composition and procedures, please see the discussion beginning on page 8.

CORPORATE GOVERNANCE AND DIRECTOR INDEPENDENCE

Independence

Dollar Tree is committed to principles of good corporate governance and the independence of a majority of our Board of Directors from the management of our company. The following eight directors have been determined by our Board to be, and have been throughout 2010, independent directors within the applicable listing standards of the NASDAQ Stock Market: Arnold Barron, Mary Anne Citrino, H. Ray Compton, Conrad M. Hall, Lemuel Lewis, Thomas A. Saunders III, Thomas E. Whiddon, and Carl Zeithaml. All members of our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee are independent under the same standards. Our Board has reviewed the various relationships between members of our Board and the company and has affirmatively determined that none of our directors or nominees has material relationships with Dollar Tree, other than Messrs. Brock, Perry and Sasser who are or were members of management or are paid consultants. In making its independence determination, the Audit Committee considered a common investment between us and a fund related to Mr. Saunders. See “Information about the Board of Directors” on page 10 and “Certain Relationships and Related Transactions” on page 35 for a discussion of relationships between the company and certain directors.

If the slate of directors proposed to be elected at the 2011 annual meeting of shareholders is elected, all committees of our Board will continue to be comprised solely of independent directors. The basis for an independence determination by our Board is either that the director has no business relationship other than his or her service on our Board, or that while a director may have some involvement with a company or firm with which we do business, our Board has determined that such involvement is not material and does not violate any part of the definition of “independent director” under NASDAQ listing standards. None of our current executives, including Messrs. Brock or Sasser, sits on any of our committees.

At the regular meetings of our Board of Directors, a private session, without management present, is conducted by the non-management members of our Board.

Corporate Governance Guidelines

In 2007, we adopted formal Corporate Governance Guidelines, a copy of which is available online at www.DollarTreeinfo.com in the Investor Relations section.

Board Leadership Structure

In 2003, the company separated the position of the Chief Executive Officer and Chairman. Our corporate guidelines state that, in the event our Chairman is not an independent director, the Board shall name a Lead Director who is independent.  Because Macon F. Brock, Jr., our Chairman, is not independent, our Board appointed Thomas A. Saunders III as Lead Director in May 2007, upon the recommendation of the Nominating and Corporate Governance Committee. Since 2007, the Board has annually confirmed him in this role.  Mr. Saunders role is similar to that of an Independent Chairman.  As our Lead Director, he has clearly defined leadership authority and responsibilities, including: setting the agenda for and presiding over executive sessions of solely independent directors; conferring with the Chief Executive Officer and Chairman; communicating feedback from the Board regarding the CEO’s performance; working with the Chairman to set the Board agenda; and remaining well-informed about senior management and succession plans.  We believe that as Lead Director, Mr. Saunders has been effective at enhancing the overall independent functioning of the Board.

After careful consideration, the Board determined that its current leadership structure is the most appropriate for Dollar Tree and its shareholders. As part of the company’s ongoing commitment to corporate governance, the Board periodically considers its leadership structure and the role of the Lead Director.

Majority Vote Standard for the Election of Directors

Our Corporate Governance Guidelines also set forth our procedure if a director-nominee is elected but does not receive a majority of the votes cast.  Prior to an election, each director-nominee submits a resignation letter, contingent upon such individual failing to receive more than 50% of the votes cast in an uncontested election.  In such event, the resignation would be considered by the Nominating and Corporate Governance Committee, which would recommend to the Board what action to take with respect to the resignation.

Board’s Role in Risk Oversight

The Board of Directors is actively involved in overseeing enterprise risk, primarily through the assistance of its Audit Committee whose charter requires that its members be knowledgeable of and inquire about risk related to the company’s business. The company’s Internal Audit Department conducts an annual investigation and evaluation of enterprise risk which focuses on four primary areas essential to the successful operation of the company: 1) strategic, 2) financial, 3) operational and 4) governance.  The Internal Audit department reports its findings to and answers inquiries of the Audit Committee. The Committee Chair then shares this information with the full Board at its next meeting and responds to its directors.

The Audit Committee also engages in dialogue and receives updates at or between its meetings from the Vice President of Internal Audit, the Chief Financial Officer, General Counsel and the Chief Executive Officer on matters related to risk.  The Committee shares appropriate information with the Board, either at its next meeting or by other more immediate communication.  In addition, the Company’s Disclosure Committee meets at least quarterly and monitors internal controls over financial reporting and ensures that the company’s public filings contain discussions about risks our business faces, all of which is reported to the Board. In addition to the Audit Committee, other committees of the Board consider risk within their areas of responsibility. In setting executive compensation, the Compensation Committee considers risks that may be implicated by our compensation programs and endeavors to set executive compensation at a level that creates incentives to achieve long-term shareholder value without encouraging excessive risk-taking to achieve short-term results.  The Nominating and Corporate Governance Committee annually reviews the Company’s corporate governance guidelines and their implementation. Each committee reports its findings to the full Board.

Code of Ethics

Our Board has adopted a Code of Ethics for all our employees, officers and directors, including our Chief Executive Officer and senior financial officers, which was recently reviewed and approved by the Board on January 12, 2011. A copy of this code may be viewed at our corporate website, www.DollarTreeinfo.com, in the Investor Relations section of the site, under the heading “Corporate Governance.”  In addition, a printed copy of our code of ethics will be provided to any shareholder upon request submitted to the Corporate Secretary at the address on page 1.

Charters of our Board Committees

The charters of our Board committees are available on our corporate website, www.DollarTreeinfo.com, in the Investor Relations section of the site, under the heading “Corporate Governance.” In addition, printed copies of any of our Board committee charters will be provided to any shareholder upon request submitted to the Corporate Secretary at the company’s address on page 1.

COMMUNICATING WITH OUR BOARD MEMBERS

Our shareholders may communicate directly with our Board of Directors. You may contact any member of our Board, any Board committee or any chair of any such committee by mail. To do so, correspondence may be addressed to any individual director, the non-management directors as a group, any Board committee or any committee chair by either name or title. All such mailings are to be sent in care of “Corporate Secretary” at our corporate headquarters address, which is 500 Volvo Parkway, Chesapeake, VA 23320.  To communicate with our directors electronically, emails may be sent to CorpSecy@DollarTree.com.

Mail received as set forth in the preceding paragraph may be examined by the Corporate Secretary from the standpoint of security and for the purpose of determining whether the contents actually represent messages from shareholders to our directors. Depending upon the facts and circumstances outlined in the correspondence, the Corporate Secretary will forward the communication to the Board, or any director or directors, provided that the contents are not in the nature of advertising, promotions of a product or service, or patently offensive material.

In addition, any person who desires to communicate financial reporting or accounting matters specifically to our Audit Committee may contact the Audit Committee by addressing a letter to the chairman of the Audit Committee at our corporate headquarters address, noted above, or electronically to AuditChair@DollarTree.com.  Communications to our Audit Committee may be submitted anonymously, if sent by mail, addressed to the Audit Committee Chair. All correspondence will be examined by the Corporate Secretary and/or Internal Audit from the standpoint of security and depending upon the facts and circumstances outlined in the correspondence, the communications will be forwarded to our Audit Committee or Audit Committee Chair for review and follow-up action as deemed appropriate.

In 2009, we created the position of Vice President, Corporate Governance and Corporate Counsel.  This officer now serves as the liaison with our shareholders on governance matters. We established this new position to provide a more direct channel for communications with shareholders, to ensure an open dialogue on an ongoing basis and to promote increased understanding of industry standards for best practices in corporate governance as they evolve.

We expect each of our directors to attend the annual meeting of our shareholders. Eleven of the then twelve incumbent directors were in attendance at the 2010 annual meeting of our shareholders.

Shareholder Proposals for the 2012 Annual Meeting

Shareholder proposals for the annual meeting of shareholders to be held in 2012 will not be included in our proxy statement for that meeting unless received by us at our principal executive offices in Chesapeake, Virginia, on or prior to close of business on January 21, 2012. Such proposals must contain the information and meet the requirements set forth in our bylaws and in Rule 14a-8 of the Securities and Exchange Commission relating to shareholder proposals. See page 9 for additional requirements for the submission of shareholder nominations to the Board. Notice of a shareholder proposal submitted outside of the processes of Rule 14a-8 will be considered untimely after January 21, 2012. If notice of such a shareholder proposal is received by us after such date, then the proxies we solicit for next year’s annual meeting may confer discretionary authority to vote on any shareholder proposals that were not submitted in a timely manner, without including a description of such proposals in the proxy statement for that meeting.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Committee Report on Executive Compensation

The Compensation Committee of our Board of Directors is responsible for developing, overseeing and implementing our compensation program for executive officers. In carrying out its responsibilities, each year the Compensation Committee reviews and establishes the compensation of our Chairman and our Chief Executive Officer and approves the compensation of our other executive officers. The Compensation Committee is committed to a pay-for-performance policy that guides its discussions and determinations with respect to executive compensation.

In structuring compensation for executives, the Compensation Committee seeks to attract, motivate and retain executive talent and to offer greater rewards for superior individual and corporate performance. To achieve these goals, the Compensation Committee provides a mix of annual and long-term compensation that will align the short- and long-term interests of our executives with those of our shareholders. In 2010, the Compensation Committee established base salaries, approved targets and awards under an annual cash incentive plan and made long-term incentive awards of restricted stock units, the vesting of which are subject to our achieving a target level of earnings per share in fiscal 2010 and the executives remaining with us over a specified period of time.

A discussion of the principles, objectives, components and determinations of the Compensation Committee is included in the Compensation Discussion and Analysis that follows this Compensation Committee report. The specific decisions of the Compensation Committee regarding the compensation of named executive officers are reflected in the compensation tables and narrative that follow the Compensation Discussion and Analysis.

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with our management. Based on this review and discussion, the Compensation Committee recommended that the Compensation Discussion and Analysis be included in the company’s proxy statement for the 2011 annual meeting of shareholders.

SUBMITTED BY THE COMPENSATION COMMITTEE

Arnold S. Barron	H. Ray Compton	Carl P. Zeithaml

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer of Dollar Tree or any of our subsidiaries, except H. Ray Compton who was an officer of the company until his retirement in 2004.  In addition, none of the members of the Compensation Committee has or had any relationship with the company during fiscal 2010 that requires disclosure in accordance with the applicable rules of the Securities and Exchange Commission relating to compensation committee interlocks and insider participation.

Compensation Discussion and Analysis

2010 Executive Compensation Overview

Despite continuing economic pressures, 2010 proved to be an exciting year for the Company as we delivered record sales and earnings. The Company’s consolidated sales were $5.88 billion, a 12.4% increase compared with 2009 sales of $5.23 billion. Comparable store sales increased 6.3%, on top of a 7.2% increase in 2009. Earnings per diluted share increased to a record $3.10 per diluted share compared with $2.37 per diluted share reported last year. Excluding a nonrecurring, non-cash charge of $26.3 million relating to a retail inventory accounting change, earnings per diluted share were $3.23, a 36% increase compared to 2009.

We are committed to a pay-for-performance policy for our executives that appropriately balances each executive’s total compensation between cash and non-cash and short and long-term components, while ensuring that a significant portion of pay is performance-based and therefore, at risk. We believe that our executive compensation program, combined with our stock ownership guidelines, effectively link the interest of our executive officers with the interests of our shareholders and focuses the executives on the long-term growth and profitability of our business, without encouraging excessive risk-taking.

The following provides an overview of executive compensation actions in fiscal 2010:

•                  Following a salary freeze in 2009, the Compensation Committee approved base salary increases for our named executive officers in 2010 to recognize individual and corporate performance;

•                  The Compensation Committee provided long-term incentive awards in the form of restricted stock units (equal to the same number of units as provided in 2009) that will vest ratably over a three-year period and are tied to performance in order to encourage alignment of our named executive officers’ interests with those of our shareholders;

•                  The Compensation Committee approved cash bonus payouts for our named executive officers based upon the Company’s achievement of its pre-established performance goal. We exceeded the target EPS for fiscal 2010 and these results were in part, attributable to the leadership and contributions by each of our named executive officers;

•                  The Compensation Committee retained Aon Hewitt LLC in the spring of 2010 as its independent compensation consultant to assist the Committee in determining the appropriateness and competitiveness of our executive compensation program;

•                  With the assistance of Aon Hewitt, the Compensation Committee established a new peer group consisting of 14 companies that we believe are similarly situated to Dollar Tree and represent the markets in which we compete for executive talent;

•                  The Compensation Committee began discussions regarding Aon Hewitt’s recommendations for fiscal 2011 to ensure that our executive compensation program remains competitive and appropriately aligned with shareholders’ interest; and

•                  We are recommending at our 2011 annual meeting of shareholder the approval of an Omnibus Incentive Plan, which seeks to provide ease of administration by merging certain of our existing plans into one Omnibus Plan and further align the interests of the participants, including our named executive officers, with those of our shareholders.

Governance of Executive Compensation Program

Role of the Compensation Committee

The Compensation Committee consists entirely of non-employee, independent members of our Board of Directors and operates under a written charter approved by the Board. The Compensation Committee has the direct responsibility to determine and approve the compensation of the named executive officers. The Compensation Committee has historically consulted, and expects to continue to consult, with the Chief Executive Officer and senior management, as well as an external compensation consultant retained by the Compensation Committee when deemed appropriate, in the exercise of its duties. Notwithstanding such consultation, the Compensation Committee retains absolute discretion over all compensation decisions with respect to the named executive officers.

Role of the Chief Executive Officer in Compensation Decision-Making

In general, at the Compensation Committee’s request, our Chief Executive Officer may review and recommend the compensation structure and awards for the other named executive officers to the Compensation Committee or its consultants.  The Chief Executive Officer also provides information to the Compensation Committee and its consultants regarding the job performance and overall responsibilities of the other named executive officers.  He makes no recommendations concerning his own compensation to the Compensation Committee or its consultants. The Chief Executive Officer does not possess the right to call a meeting of the Compensation Committee, but the Compensation Committee would likely convene a meeting at his request. The Chief Executive Officer does not vote on executive compensation matters nor is he present when his compensation is being discussed or approved.

Role of the Compensation Consultant

Pursuant to its written Charter, the Compensation Committee has the authority to engage the services of outside independent advisers. Aon Hewitt LLC (formerly Hewitt Associates LLC before its merger with Aon Corporation, effective October 1, 2010) was retained in the spring of 2010 to assist the Compensation Committee in determining the appropriateness and competitiveness of our executive compensation program. The scope of Aon Hewitt’s service focused on: (1) benchmarking against an appropriate peer group; (2) determining the effectiveness of existing incentive plan metrics; (3) reviewing the balance between short-term and long-term incentives, cash-based and stock-based incentives, and reviewing each pay element within the total pay package and the extent that pay aligns management interest with shareholders. Other key design areas that were considered included goal setting, payout opportunities, eligibility, vesting structure, form of settlement, timing of payouts, and how our incentive plan design controls for risk.

Aon Hewitt attended certain meetings of the Compensation Committee at its request, met with members of the senior management team and held several discussions between meetings with the Committee Chairman. Commencing with the June 2010 meeting, the Compensation Committee, with the assistance of Aon Hewitt, established a new peer group and started discussions regarding how pay strategies can be refined to continue to meet business strategies, effectively link the executive compensation program to shareholder interest and bring executive compensation to more competitive levels beginning in fiscal year 2011.

No executive officer had the authority to direct the work of Aon Hewitt. The Compensation Committee bears ultimate responsibility for approving the compensation of all named executive officers.

Further information on the Compensation Committee’s procedures for determining executive compensation is included in its Charter which can be found at our corporate website, www.DollarTreeinfo.com, in the Investor Relations section of the site, under the heading “Corporate Governance.”

Objectives of Our Compensation Program

The Compensation Committee has adopted a pay-for-performance policy for executive officers that balances each executive’s total compensation between cash and non-cash, and current and long-term, components. The principal objectives of our compensation policies are to:

•                  align executive pay with shareholders’ interests;

•                  recognize individual initiative and achievements;

•                  attract, motivate and retain highly qualified executives; and

•                  unite the executive management team to a common objective.

Assessment of Risk

We have reviewed our compensation policies and practices for all employees and concluded that such policies and practices are not reasonably likely to have a material adverse effect on our company.

Executive Compensation Principles

Our executive compensation program consists of base salaries, annual cash incentive payments in the form of annual bonuses, and long-term equity incentives in the form of restricted stock units and/or nonqualified stock options. These components of executive compensation are used together to strike an appropriate balance between cash and stock compensation and between short-term and long-term incentives. We expect a significant portion of an executive’s total compensation to be at risk, tied both to our annual and long-term performance as well as to the creation of shareholder value. In particular, we believe that short-term annual cash incentive compensation should be tied directly to both corporate performance and individual performance for the fiscal year, including the achievement of identified goals as they pertain to the areas of our operations for which the executive is personally responsible and accountable. In contrast, we believe that long-term incentive compensation should reward an executive for his or her contribution to our long-term corporate performance and shareholder value. Under our policy, performance above targeted standards results in increased total compensation, and performance below targeted standards results in decreased total compensation.

We differentiate compensation to executives based on the principle that total compensation should increase with an executive’s position and responsibility, while at the same time, a greater percentage of total compensation should be tied to corporate and individual performance, and therefore be at risk, as position and responsibility increases. Thus, executives with greater roles and responsibilities associated with achieving our performance targets should bear a greater proportion of the risk if those goals are not achieved and should receive a greater proportion of the reward if our performance targets are met or surpassed. In addition, as an executive’s position and responsibility increases, the use of long-term incentive compensation should increase as a percentage of total compensation because our senior executives have the greatest influence on our strategic performance over time.

The difference between the compensation of the Chief Executive Officer and the other named executive officers is caused by a variety of factors, including his unique role as primary architect of the Company’s strategic vision, as well as his responsibility for achievement of the Company’s operational goals. Accordingly, he receives a higher base salary, higher annual bonus incentives and higher long-term equity incentives as a product of his greater authority, responsibility and oversight.

How Executive Pay Levels are Determined

The Compensation Committee reviews our executive compensation program every year and periodically conducts an in-depth market analysis of executive compensation as it determines is necessary to ensure that our compensation programs meet our objectives. Decisions by the Compensation Committee relating to the compensation of our executive officers are reported to the full Board of Directors. The Compensation Committee considers recommendations of the Chief Executive Officer with respect to the compensation of other executives but makes its own determinations in all cases.

In determining the compensation of our executive officers, the Compensation Committee evaluates total overall compensation, as well as the mix of salary, cash bonus incentives and equity incentives, using a number of factors including the following:

•                  our financial and operating performance, measured by attainment of specific strategic objectives and operating results;

•                  the duties, responsibilities and performance of each executive officer, including the achievement of identified goals for the year as they pertain to the areas of our operations for which the executive is personally responsible and accountable and;

•                  historical cash and equity compensation levels.

Amounts realizable from prior compensation, including equity awards, are not generally considered in setting current year compensation.

In fiscal 2010, the Compensation Committee, with the assistance of Aon Hewitt, established a peer group consisting of the following 14 companies that we believe are similarly situated to Dollar Tree and represent the markets in which we compete for executive talent:

Advance Auto Parts Inc.	GameStop Corp.
AutoZone Inc.	O’Reilly Automotive Inc.
Big Lots Inc.	RadioShack Corp.
Dick’s Sporting Goods, Inc.	Ross Stores Inc.
Dollar General Corp.	Starbucks Corp.
Family Dollar Stores Inc.	Wendy’s/Arby’s Group Inc.
Foot Locker Inc.	Yum! Brands Inc.

Aon Hewitt assisted the Compensation Committee with identifying positions comparable to those of our named executive officers and providing the Committee with benchmarking data for both total direct compensation and each element of total direct compensation within the peer group. Aon Hewitt also assisted the Compensation Committee with reviewing the financial performance of the peer group companies. The financial metrics used by the Compensation Committee to evaluate performance of the 14 peer companies included sales/revenue growth, operating income growth, operating cash flow growth, free cash flow growth, diluted earnings per share growth, return on invested capital, operating margin and total shareholder return. Multiyear growth of the peer group was measured by reviewing historical data from each one, three and five-year periods between 2001 through 2009. This analysis provided the Committee with a perspective on Dollar Tree’s pay-for-performance relationship relative to its peers.

In evaluating the competitiveness of Dollar Tree named executive officers’ compensation, the Compensation Committee, with the assistance of Aon Hewitt, found that the total direct compensation for the majority of our executives fell within the range of the 25th and 50th percentile of the peer group.  The Compensation Committee attempts to establish target total direct compensation at competitive levels, with a significant portion of pay that is performance-based and therefore, at risk. The Committee reviews data from the peer group companies as a point of reference to help ensure that our overall compensation remains competitive.

Components of Executive Compensation

The executive compensation program consists of three principal components: base salary, annual bonus incentives and long-term equity incentives. The Compensation Committee considers these components individually and reviews the overall distribution between them but does not target specific allocation percentages or amounts.

While we do not offer executives a pension plan, each executive may elect to defer a portion of his or her annual cash compensation into our Non-Qualified Deferred Compensation Plan, which is further described in the Non-Qualified Deferred Compensation Table and narrative disclosure following this discussion. We also provide our executives with the benefits that are commonly available to our salaried associates, including participation in our profit-sharing and 401(k) savings plan, employee stock purchase plan, health, dental and vision plans and various insurance plans, including disability and life insurance.

We extend to our executives a limited number of perquisites, including a monthly car allowance, in recognition of the extensive travel required in managing a business of our size; the reimbursement for up to $3,000 in tax and financial planning to assist executives in managing their financial situations; a biannual executive physical, in order to ensure the health and continuity of our executive team; and an employer paid portable term life insurance plan for executives, which includes a one times base annual salary benefit.         We believe the nature and amounts of all perquisites provided to our named executive officers are reasonable and that they support our expectations of an engaged and productive executive team.

Our base salary and benefits programs provide basic economic security for our employees at a level consistent with competitive practices to help retain a highly skilled and qualified workforce, including at the executive level. The annual bonus and long-term incentive compensation programs are designed to reward performance measured against goals and standards established by the Compensation Committee and to encourage executives to increase shareholder value by focusing on growing revenue and earnings, generating cash flow and efficiently deploying capital.

The principal components of executive compensation and the rationale and methodology for each are further described below. Specific information on the amounts and types of compensation earned by the named executive officers during 2010, 2009 and 2008 can be found in the Summary Compensation Table and other tables and narrative disclosures following this discussion.

Base Salary

Our base salary philosophy is to provide reasonable current income to our named executive officers in amounts that will attract and retain individuals with a broad, proven track record of performance. To accomplish this objective, we provide base salaries that are intended to be competitive relative to similar positions at comparable companies. Base salaries are reviewed annually and adjustments are made as required to recognize outstanding individual performance, expanded duties or changes in the competitive marketplace.

The Compensation Committee determined during its March 2010 meeting that our named executive officers would receive base salary increases. This decision took into account the base salary freeze imposed on our executives in 2009 and the recognition of strong individual and corporate performance delivered in the same year which positioned us for continued growth and success.

Base salaries paid to our NEOs in fiscal 2010 are contained in the Summary Compensation Table in this Proxy Statement.

Annual Bonus Incentives

Executives and certain salaried associates have the opportunity to earn an annual cash bonus under our Management Incentive Compensation Plan (MICP). The MICP is intended to provide incentive bonuses that are reasonable in relation to the payment of base salaries and overall compensation to executives, reward executives for superior performance and are expected to be competitive.

Company performance goals have generally been based on earnings per share targets defined by the annual budget as approved by the Board of Directors at the beginning of the fiscal year. For 2010, the target was $2.54 earnings per share, which reflected our strategic plan.  The performance targets are intended to be challenging but achievable, and serve to focus our management team on a common goal while aligning efforts with shareholder interests.

The MICP is expressed as a percentage of salary. At the executive level, the target is weighted more heavily toward corporate performance, thereby more closely aligning executives’ interests with the interests of shareholders. As described above, the Compensation Committee establishes the MICP corporate performance target, which is generally derived from the annual budget approved by the Board of Directors at the beginning of the fiscal year. Individual performance goals are based on the area over which the executive has influence and may include items such as improvement in same-store sales, opening of new stores, development of new strategies, reduction in specified costs, etc.

For 2010, incentive bonuses were targeted at 50% of base salary for named executive officers and 100% for the CEO.  Of that amount, 85% is linked to a specified earnings-per-share target and 15% to individual performance. In order for an executive to receive any bonus, we must achieve at least 85% of the earnings-per-share target. Once at least 85% of the target is reached, payment for a portion of the bonus for the corporate performance component is made.  The maximum bonus payout would occur upon the achievement of 115% of the specified target and 100% of the individual performance goals.

The following table illustrates the variation that can occur at differing levels of corporate performance compared to target, based on salary percentages applied to bonuses for 2010:

% of Corporate Performance Target Attained	Portion of Executive’s Corporate Performance Bonus Deemed Earned	Corporate Performance Component as a percent of salary (CEO) (100% target)	Corporate Performance Component as a percent of salary (other executives) (50% target)
Below 85.0%	0.0%	0.0%	0.0%
85.0%	25.0%	21.25%	10.63%
90.0%	50.0%	42.50%	21.25%
95.0%	75.0%	63.75%	31.88%
100.0%	100.0%	85.00%	42.50%
105.0%	137.5%	116.88%	58.44%
110.0%	175.0%	148.75%	74.38%
115.0% or above	212.5%	180.63%	90.31%

For 2010, amounts were payable to an executive if we achieved at least 85% of the earning per share target.  The MICP bonuses relating to performance in a given fiscal year are paid in the following year when annual results are available, upon approval by the Compensation Committee, generally in March. The Compensation Committee may revise the target amount to account for unusual factors such as the acquisition of a company, expenses related to changes in accounting rules, non-operating, non-cash charges and the effect of share repurchases, etc. Any modification is carefully considered by the Committee and applied only in special circumstances that warrant the modification. Any portion of the bonuses described above may be paid through the 2004 Executive Officer Cash Bonus Plan (EOCBP) in order to preserve the Company’s deduction under Section 162(m) of the Internal Revenue Code. In such event, the additional restrictions of the EOCBP shall apply to the applicable payments.

The Compensation Committee reserves the right to exercise discretion to award compensation regardless of actual attainment of relevant performance goals or reduce or increase the size of any bonus. The Compensation Committee did not exercise such discretion with respect to the 2010 bonus payments.

We believe that our performance goals are sufficiently difficult as to represent a challenge for our management, while remaining reasonably attainable.

Long-Term Equity Incentives

The Compensation Committee provides equity incentives to executives through the 2004 Executive Officer Equity Incentive Plan and the 2003 Equity Incentive Plan, both of which permit the grant of stock options, stock appreciation rights, stock awards, performance stock awards, incentive awards and stock units. Since 2009, long-term equity incentives generally have been made available to executives in the form of restricted stock units. These awards provide executives with an opportunity to accumulate our common stock and associated wealth related to that ownership.

The Compensation Committee’s objective in granting equity incentives is to balance the mix to achieve alignment with shareholder interests while also focusing on retention and stock ownership. Restricted stock and restricted stock units provide more immediate value to associates, including executives, even in advance of stock price appreciation, with the opportunity for increased value as the stock price increases.  Restricted stock and restricted stock units also provide the opportunity for executives to acquire our shares and are therefore useful for retention and motivation. In addition, all equity incentives vest over multiple years.  Multiyear vesting focuses executives on consistent long-term growth in shareholder value and requires executives to remain employed with us for extended periods to receive the full benefit of the awards.

The Committee agreed in March 2010 to grant to our executives performance-based restricted stock units that will vest ratably over three years.  These awards are subject to the achievement of 80% of the target EPS for fiscal 2010.  Thus, the awards are tied to performance measures that align executives’ interest with those of our shareholders and are fully at risk. Compared to stock options, the performance-based restricted stock units also help minimize the dilutive effects of the Company’s equity awards on our shareholders.

Timing of Long-Term Incentive Awards

Our grant policy for equity awards establishes April 1 as the date of the annual grant for future years, subject to modification in response to certain events such as an early Easter, as determined in advance of the award date. Awards of equity incentives to new officers occur at the time of the person’s appointment as an officer, no earlier than the first day of employment. The Compensation Committee may, in its discretion, make grants that vary from these guidelines if there is a compelling business reason, but in every case the Committee is required to complete its approval of the equity awards prior to the date of the grant.

The Compensation Committee will not award equity incentives when in possession of potentially material non-public information. The exercise price for option awards is the closing price on the date of grant, or, if the market is closed, the previous day’s closing price.  We believe that the beginning of April is an appropriate time during the year to make grants of equity awards and that a consistent application of our granting practices from year to year regardless of other events is also appropriate. The awards granted by the Compensation Committee are designed to create incentives for the creation of long-term shareholder value and contain delayed vesting provisions that prevent recipients from taking advantage of short-term fluctuations in the market price of our common stock. We have not planned in the past, nor do we plan in the future, to time the release of material non-public information for the purpose of affecting the value of executive compensation.

Policy Against Hedging Company Stock

Under our Insider Trading Policy, associates, including our executives, may not use our stock or unvested options or restricted stock units in any hedging transactions.

Executive Stock Ownership

In early 2007, the Compensation Committee considered and adopted an executive target ownership program that encourages certain of our executive officers to attain designated stock ownership levels over a five-year period. The amount expected to be retained varies depending on the executive’s position, from 100,000 shares for the CEO to 30,000 for other named executives. The types of stock ownership that qualify toward the ownership requirement under our policy include direct stock ownership, unvested restricted stock units and unvested restricted stock.

Impact of Accounting and Tax Treatments on Compensation Program Design

The Compensation Committee considers the accounting and tax impact of its overall compensation programs in order to balance the cost to the company with the potential benefits as compensation tools.

Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of non-performance-based compensation in excess of $1 million paid to named executive officers of public companies. As noted above, the Compensation Committee has adopted a policy of pay-for-performance and has taken appropriate steps to cause relevant grants and awards under our equity incentive plans to be performance-based. We intend to qualify executive compensation for deductibility under Section 162(m) to the extent consistent with our best interests and the interests of our shareholders. Since our corporate objectives may not always be consistent with the requirements of full deductibility, we may enter into compensation arrangements under which payments are not deductible under Section 162(m). We currently believe that we should be able to continue to manage our executive compensation program for the named executive officers to preserve the related federal income tax deductions, although individual exceptions may occur from time to time.

The Compensation Committee also reviews the accounting impact of the various forms of compensation, with the goal of ensuring that our compensation practices remain competitive while also being cost-effective.

Retirement, Deferred Compensation and Pension Plans

We do not have any defined benefit or pension plans that provide for payments based on an executive’s salary and/or years of service. In addition, we have not adopted a supplemental executive retirement plan or other “excess plan” that pays benefits to highly compensated executives.  Instead, we offer the following two alternatives to allow executives to actively participate in funding their retirement plans.

Executives are eligible to participate in our Profit Sharing and 401(k) Retirement Plan. At the end of the year, the Board may approve a discretionary profit-sharing contribution to be made to all eligible employees, including executive officers. In addition, executives may elect to defer a portion of their cash compensation into 401(k) retirement accounts. The Board has authorized us to match 100% of 401(k) deferrals up to 4% of an individual’s cash compensation.

Under our Non-Qualified Deferred Compensation Plan, executives may elect to defer a portion of their annual cash compensation to be distributed at a future date in accordance with the relevant deferral election. The program allows executives to save for retirement in a tax-effective way at minimal cost to us. Plan participants may invest their deferred compensation in any one or a combination of the plan’s investment funds. In most cases, the deferred amounts plus earnings are paid out upon the participant’s retirement or termination of employment. The future payment obligations under the plan are our general unsecured obligations. Although the amounts deferred are deposited into a trust, the trust belongs to us, rather than the executives, and is subject to the claims of our creditors.

Severance Plans

Our equity plans and our deferred compensation plan contain provisions that may convey benefits to our executives and other plan participants upon a change in control. Generally, the provisions address the management of account values upon separation from us due to death, disability or retirement, or due to a change in control, as defined within the plans.

In March 2007, the Compensation Committee established change-in-control retention agreements with certain executive officers that provide for payment in the event of a termination resulting from a change in control of the company. The Compensation Committee’s intent with these agreements is to take reasonable steps to retain key management personnel and to minimize disruption in the event of a change in control. Under these agreements, severance benefits would be payable only if the executive is terminated without cause or resigns for good reason, as defined in the agreement (commonly known as “double trigger”). Benefits payable are limited to 2.5 times salary plus bonus (as defined in the agreements) for the CEO and 1.5 times for other named executive officers. Any amounts payable are intended to be tax deductible under applicable tax regulations and payments are capped so that they do not trigger excise taxes.

The structure of change in control arrangements and post-termination benefits is consistent with our compensation objectives to attract, motivate and retain highly talented executives. These arrangements preserve morale and productivity, provide a long-term commitment to job stability and financial security, and encourage retention in the face of the potential disruptive impact of an actual or potential change in control, death or disability.  The post-termination vesting benefit under our equity compensation plans also secures the value of previously granted compensatory awards against forfeiture solely because of retirement.

The change in control arrangements ensure that the interests of the executives will be materially consistent with the interests of shareholders when considering corporate transactions.  The Compensation Committee determined that the multiples applied to base compensation upon a change of control should be consistent with the limits specified by tax deductibility for “parachute payments” as well as with principles of good corporate governance promulgated by major proxy advisory firms and institutional investors.  The multiple applicable to the Chief Executive Officer’s retention agreement is higher to reflect the greater importance the Compensation Committee places on his management role and responsibility.

Details related to these change-in-control retention agreements are more fully discussed below, under “Potential Payments Upon Termination or Change of Control.”

Annual Compensation of Executive Officers

In the following table, we summarize the compensation earned during fiscal years 2010, 2009 and 2008 by our Chief Executive Officer, our Chief Financial Officer and each of our three other most highly compensated executive officers who earned more than $100,000 in total compensation for services rendered in all capacities during 2010, 2009 and 2008. We refer to these five individuals in this proxy statement as the “Named Executive Officers.”

The compensation that we pay to our named executive officers is determined as described above in our “Compensation Discussion and Analysis” section and in the tables that follow.

Summary Compensation Table (For the Fiscal Years ended January 29, 2011, January 30, 2010 and January 31, 2009)

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
	2010	$971,154	—	$2,985,500	—	$1,948,750	$58,236	$5,963,640
Bob Sasser	2009	850,000	—	2,178,000	—	1,650,063	49,972	4,728,035
Chief Executive Officer	2008	834,423	—	1,617,585	807,680	1,134,665	50,864	4,445,217

	2010	445,192	—	895,650	—	432,563	50,822	1,824,227
Kevin Wampler	2009	425,000	—	1,158,600	—	409,966	66,557	2,060,123
Chief Financial Officer	2008	73,558	180,000	640,650	806,800	—	109,524	1,810,532

	2010	572,692	—	1,074,780	—	566,474	51,620	2,265,566
Gary Philbin	2009	500,000	—	784,080	—	486,625	48,841	1,819,546
Chief Operating Officer	2008	493,974	—	227,205	863,480	328,839	46,917	1,960,415

	2010	493,654	—	895,650	—	490,620	53,750	1,933,674
Bob Rudman	2009	425,000	—	653,400	—	410,763	54,703	1,543,866
Chief Merchandising Officer	2008	417,211	—	641,730	227,160	280,629	48,909	1,615,639

	2010	339,231	—	477,680	—	333,313	49,905	1,200,129
James Fothergill	2009	—	—	—	—	—	—	—
Chief People Officer	2008	—	—	—	—	—	—	—

Footnotes to the Summary Compensation Table:

Our annual bonus plan qualifies as a “non-equity incentive plan” for purposes of this table. Earnings under our deferred compensation plan result from the executives’ investments in mutual funds commonly available to investors generally. Therefore, the “Above-market Earnings on Non-Qualified Deferred Compensation” column is omitted as all amounts are zero.

(1)          Executives may defer a portion of their salaries and up to 100% of their annual incentive bonus under our Non-Qualified Deferred Compensation Plan; any such deferrals are shown in the Deferred Compensation table.

(2)          This column includes a signing bonus paid to Kevin Wampler in connection with his employment agreement.

(3)          Pursuant to SEC rules, this column represents the aggregate grant date fair value during the last three fiscal years of restricted stock units (RSU) and performance-based restricted stock units computed in accordance with FASB ASC Topic 718. The values set forth in this column assume the highest level of performance conditions is achieved. Fair value is calculated using the closing price of our stock on the date of grant. Amounts shown in this column do not correspond to the actual value that will be realized by the named executives. Additional information regarding FASB ASC Topic 718 calculations related to these awards is included in footnote 9 of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 29, 2011. See the Grants of Plan-Based Awards Table for information on awards made in 2010.

(4)          This column represents the aggregate grant date fair value during the last three fiscal years of stock options and performance-based stock options computed in accordance with FASB ASC Topic 718. The values set forth in this column assume the highest level of performance conditions is achieved. For assumptions used in determining these values, see footnote 9 to the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended January 29, 2011 (2009 and 2008).

Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amounts shown in this column do not correspond to the actual value that will be realized by the named executives. Additional information regarding FASB ASC Topic 718 calculations related to these awards is included in footnote 9 of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 29, 2011. See the Grants of Plan-Based Awards Table for information on awards made in 2010.

(5)          The amounts in this column represent the annual bonus that we pay under our Management Incentive Compensation Plan as discussed in the Compensation Discussion and Analysis above. The amounts listed were earned in the years shown, but paid after the end of the fiscal year, upon approval by the Compensation Committee.

(6)          “All Other Compensation” includes the amounts paid to named executives shown in the following table. Perquisites car allowances related to travel, financial and tax planning, executive physicals, executive term life insurance and relocation, none of which individually exceeded $25,000 in either 2010, 2009 or 2008.  Effective in March 2009, the company discontinued tax gross-ups on all perquisites, except for business-related relocation expenses.  In 2008, the company slightly increased the car allowance provided to named executive officers but discontinued the gas reimbursements. Car allowance is intended to compensate executives for the use of their personal vehicles in conducting company business. However, as we do not require our executives to account for their business or personal use, we include the entire amounts in our disclosures. Pursuant to our corporate aircraft policy approved by the Board of Directors, Mr. Sasser and Mr. Brock, and in exceptional circumstances, other executives, may also use Dollar Tree’s leased corporate jet for non-business purposes.  They each reimburse the company for all variable costs but none of the fixed costs relating to their plane usage.  Because they reimburse all incremental costs related to their usage, no amounts relating to the plane are included in “All Other Compensation.”

All Other Compensation (Fiscal 2010)

NEO	Perquisites	Gross-ups	Profit Sharing & 401k Match	Total
Bob Sasser	$27,473	$—	$30,763	$58,236
Kevin Wampler	20,443	—	30,379	50,822
Gary Philbin	21,041	—	30,579	51,620
Bob Rudman	23,187	—	30,563	53,750
James Fothergill	20,572	—	29,333	49,905

Grants of Plan-Based Awards Table

		Compensation	Estimated Future Payouts Under Non- Equity Incentive Plans (2)			Estimated Future Payouts Under Equity Incentive Plans (3)			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Committee Action Date (1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	Awards ($/Sh)	Awards ($)(4)
Bob Sasser	—	— (5)	$212,500	$1,000,000	$1,956,250	—	—	—	—	—	—	$—
	3/26/2010	3/17/2010				—	75,000	75,000	—	—	—	2,985,500

Kevin Wampler	—	— (5)	47,813	225,000	440,156	—	—	—	—	—	—	—
	3/26/2010	3/17/2010	—	—	—	—	22,500	22,500	—	—	—	895,650

Gary Philbin	—	— (5)	62,688	295,000	577,094	—	—	—	—	—	—	—
	3/26/2010	3/17/2010	—	—	—	—	27,000	27,000	—	—	—	1,074,780

Bob Rudman	—	— (5)	54,188	255,000	498,844	—	—	—	—	—	—	—
	3/26/2010	3/17/2010	—	—	—	—	22,500	22,500	—	—	—	895,650

James Fothergill	—	— (5)	36,656	172,500	337,453	—	—	—	—	—	—	—
	3/26/2010	3/17/2010	—	—	—	—	12,000	12,000	—	—	—	477,680

Footnotes to the Grants of Plan-Based Awards Table:

(1)          The date of grant for the relevant award is established by the Compensation Committee during a regularly scheduled meeting or by written consent.

(2)          Our Management Incentive Compensation Plan (MICP) is considered a “non-equity incentive plan.” For 2010, bonuses were targeted at 100% of salary for the CEO and 50% for other Named Executive Officers, with corporate performance representing 85% of the goal. Earned amounts, to the extent not otherwise deferred under our Non-Qualified Deferred Compensation Plan, are paid after the end of the relevant fiscal year. See “Annual Bonus Incentives” in our Compensation Discussion and Analysis for a detailed discussion of our MICP.

(3)          This column represents awards of performance-based restricted stock units which will vest in approximately three equal installments over three years only upon the certification by the Compensation Committee that the company achieved its 2010 performance target goal and upon the executives remaining with the company through the vesting date.

(4)          This column shows the full grant date fair value under FASB ASC Topic 718 of performance-based restricted stock units (PSUs) granted in 2010. For PSUs, fair value is calculated using the closing price of our stock on the grant date. The closing price of our stock for PSUs granted on March 26, 2010 was $39.80667. For performance-based awards, the performance goals are assumed to have been met. Additional information regarding FASB ASC Topic 718 calculations related to these awards is included in footnote 9 of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 29, 2011. These amounts reflect our accounting expense, and do not correspond to the actual value that may be realized by the named executives.

(5)          MICP targets are established by the Compensation Committee early in the fiscal year and amounts payable are determined and paid in the following year, when annual results are available, upon approval by the Compensation Committee.

Supplemental Discussion of Awards

In March 2010, as a retention tool, the Compensation Committee awarded restricted stock units (RSU) that vest over three years of continued service to certain salaried associates. The number of shares awarded is based on the associate’s position with us, with varying grade levels receiving fixed amounts.

For executives, the Compensation Committee determined that each of our executives would be granted performance-based restricted stock units (PSUs) that would vest if the company achieves a target level of earnings per share in fiscal year 2010 and provided certain service requirements are met. The awards of RSUs and PSUs were made under our 2004 Executive Officer Equity Incentive and 2003 Equity Incentive Plans, consistent with past practice.

Outstanding Equity Awards at Fiscal Year End Table

The following table provides information on the holdings of stock option and stock awards by the named executives at the end of the fiscal year. This table includes unexercised and unvested option awards, unvested RSUs and PSUs with service requirements that have not been met. Each equity grant is shown separately for each named executive. The vesting schedule for each grant is shown in the footnotes following this table, based on the award date. The market value of the stock awards is based on the closing market price of our stock as of January 29, 2011, which was $50.99. For additional information about the option awards and stock awards, see the description of equity incentive compensation in the Compensation Discussion and Analysis.

		Option Awards (1)					Stock Awards (2)
Name	Award Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Bob Sasser	3/14/2008	—	—	—	$—	—	14,250	$726,607	—	$—
	3/14/2008	—	32,001	—	17.82	3/14/2018	—	—	—	—
	4/1/2009	—	—	—	—	—	50,001	2,549,551	—	—
	3/26/2010	—	—	—	—	—	—	—	75,000	3,824,250

Kevin Wampler	1/30/2009	—	—	—	—	—	15,000	764,850	—	—
	1/30/2009	20,000	40,000	—	28.47	1/30/2019	—	—	—	—
	4/1/2009	—	—	—	—	—	15,000	764,850	—	—
	3/26/2010	—	—	—	—	—	—	—	22,500	1,147,275

		Option Awards (1)					Stock Awards (2)
Name	Award Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gary Philbin	3/14/2008	—	—	—	$—	—	4,251	$216,758	—	$—
	3/14/2008	—	9,500	—	17.82	3/14/2018	—	—	—	—
	4/1/2009	—	—	—	—	—	18,000	917,820	—	—
	3/26/2010	—	—	—	—	—	—	—	27,000	1,376,730

Bob Rudman	3/14/2008	—	—	—	—	—	4,001	204,011	—	—
	3/14/2008	—	9,000	—	17.82	3/14/2018	—	—	—	—
	4/1/2009	—	—	—	—	—	15,000	764,850	—	—
	3/26/2010	—	—	—	—	—	—	—	22,500	1,147,275

James Fothergill	3/14/2008	—	—	—	—	—	1,664	84,847	—	—
	3/14/2008	—	6,250	—	17.82	3/14/2018	—	—	—	—
	4/1/2009	—	—	—	—	—	8,001	407,971	—	—
	3/26/2010	—	—	—	—	—	—	—	12,000	611,880

Footnotes to Outstanding Equity Awards Table:

(1)          Options awarded in the spring of 2008, in addition to the options awarded to Kevin Wampler in January 2009, will vest and become exercisable in three approximately equal installments over three years, beginning on the first anniversary of the grant. Options expire ten years from date of grant, or earlier for reasons other than death, disability or retirement.

(2)          The PSUs awarded in the spring of 2010  are based on the achievement of certain performance goals for fiscal year ending January 29, 2011 and will vest in three approximately equal installments over three years provided that the Compensation Committee certify in March 2011 that performance was met and the Named Executive Officers remain continuously employed with the company through the vesting date. The Compensation Committee certified in March 2010 that the PSUs awarded in the spring of 2009, achieved the established performance goal in fiscal year ended January 30, 2010. These awards will vest in three approximately equal installments over three years provided the NEOs remain continuously employed with the company through the vesting dates. The RSUs awarded in the spring of 2008, in addition to the RSUs awarded to Kevin Wampler in January 2009, will vest and convert into shares of our stock in three approximately equal installments over three years, beginning on the first anniversary of the grant, provided the executive remains employed by us on the vesting date.

Option Exercises and Stock Vested Table

In the table below, we list information on the exercise of options and the vesting of restricted stock units during the fiscal year ended January 29, 2011. The value realized on exercise of options represents the spread between the sale price and the option strike price at the time of exercise. The value realized on vesting of RSUs reflects the fair market value of the shares at time of vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Bob Sasser	88,500	$2,115,483	104,499	$3,741,733
Kevin Wampler	—	—	30,000	1,446,175
Gary Philbin	108,250	2,661,315	17,501	687,028
Bob Rudman	18,000	313,103	41,001	1,430,242
James Fothergill	12,501	357,826	26,824	916,638

Non-Qualified Deferred Compensation

Named executive officers may elect to defer a portion of their base salary and up to 100% of their annual incentive bonus under our Non-Qualified Deferred Compensation (NQDC) Plan, an unfunded, non-qualified plan. Elections to defer amounts earned during the next calendar year are due by December 31 of each year, and are irrevocable. Deferred amounts are held for each participant in separate individual accounts in an irrevocable rabbi trust. Executives’ accounts are credited with earnings or losses based on the rate of return of mutual funds selected by the executive, which he or she may change at any time. A deferral period and payment date must be irrevocably specified at election for each separate annual deferral. This deferral period must be at least two years in length, and the payment date can be any date on or after that point. Alternately, the payment can be tied to termination of employment, including retirement. The executive must also make an irrevocable election regarding payment terms, which may be either a lump sum, or in specified annual installments. Hardship withdrawals are available for unforeseeable emergency financial hardship situations, such as for an unexpected illness, accident or property loss. If a participant dies before receiving the full value of the deferral account balances, the designated beneficiary would receive the remainder of that benefit in the same payment form as originally specified (i.e., lump sum or installments). Executives are fully vested in their accounts and all amounts are immediately distributed upon a change in control of the company.

In the following table, we provide detailed information regarding accumulated amounts for our executives under our NQDC Plan.

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Bob Sasser	$—	$—	$—	$—	$—
Kevin Wampler	67,114	—	13,115	—	107,959
Gary Philbin	30,000	—	56,085	—	385,683
Bob Rudman	—	—	—	—	—
James Fothergill	—	—	—	—	—

Footnotes to Non-Qualified Deferred Compensation Table:

(1)          Executives may defer a portion of their base salary and up to 100% of their annual incentive bonus into the NQDC Plan. The amounts contributed are included in their respective columns in the Summary Compensation Table.

(2)          We have not provided a match or other company-funded contribution, although the NQDC Plan allows us to do so.

(3)          Amounts deferred into the NQDC Plan are invested into select mutual funds, according to the instructions of the participating executive. Earnings shown reflect market gains and losses and may vary from year to year depending on the performance of the underlying funds.

Potential Payments upon Termination or Change of Control

We do not generally have arrangements with our named executive officers that provide for payments and benefits following termination of employment. In early 2007, we entered into change in control agreements with our named executive officers as discussed below. We also have an obligation to make payments and provide certain benefits to our named executive officers under some of our incentive plans resulting from termination of employment upon the occurrence of certain events such as a change of control or termination due to retirement, death or disability. Generally, these benefits are limited to the accelerated vesting of outstanding unvested equity awards, as further described under “Equity Compensation Plans” on page 34. Also see the “Severance Plans” section on page 24 under the Compensation, Discussion and Analysis for more information on potential payments upon termination or change of control.

After June 19, 2008, any new change of control agreements (or the modification of existing agreements) is subject to the new requirements under our revised Corporate Governance Guidelines. Vesting for equity awards that are contingent upon the company achieving a performance goal shall not accelerate unless the relevant performance measure is satisfied, even if that does not occur until after the change in control. Change of control is triggered only upon actual change of control (and not merely shareholder approval of such change). Finally, the portion of the definition relating to a change in voting power shall use a “greater than 50%” threshold instead of “greater than 30%.” In December 2008, Kevin Wampler entered into the first retention agreement subject to these new conditions which are described in greater detail below.

The following tables summarize the benefits payable to each of our named executive officers upon certain termination events, as if the triggering event had occurred on the last day of fiscal year 2010. These tables include those items which would provide incremental value to the executive.  In addition to the amounts shown in the sections below, executives are entitled to receive compensation that has been outlined in previous tables, including salary through the date of termination, earned bonus (if any), and accumulated balances in the Non-Qualified Deferred Compensation Plan (if any).

Termination by Company “for cause”

In the event of termination “for cause,” generally defined as criminal misconduct, gross neglect of duties or violations of law or policy, no additional benefits are payable to any executive and vested but unexercised options are immediately forfeited.

Termination by Company without cause or by Executive for any reason

RSUs that previously vested converted to common stock on their vesting and remain the property of the executive after termination. In the event of termination by Dollar Tree without cause or by the executive for any reason, except in connection with death, disability, retirement or change in control, unvested options are cancelled. Options that vested previously remain exercisable for 90 days after termination, but not beyond the normal expiration date, usually ten years after grant. See the Outstanding Equity Awards Table for details.

Death, Disability or Retirement or Change in Control without Termination

Name	Intrinsic Value of Unvested Options (1)	Unvested Stock Awards (2)	Performance-Based Options and Stock Awards (3)	Total
Bob Sasser	$1,061,473	$3,276,158	$3,824,250	$8,161,881
Kevin Wampler	900,668	1,529,700	1,147,275	3,577,643
Gary Philbin	315,115	1,134,578	1,376,730	2,826,423
Bob Rudman	298,530	968,861	1,147,275	2,414,666
James Fothergill	207,312	492,818	611,880	1,312,010

(1)          Under the terms of our outstanding option award agreements, unvested options vest in full in the event of the executive’s death, disability or retirement. Upon a change in control, whether or not resulting in termination, the Compensation Committee may accelerate vesting of options in its discretion. The above amounts assume that, in all cases, unvested options become vested. All options, whether previously vested or accelerated by the triggering event, remain exercisable for periods ranging from 90 days to the normal expiration date, which is ten years after grant. Intrinsic value of unvested options reflects the difference between year end fair market value and the exercise price for unvested in-the-money options. See the Outstanding Equity Awards Table for details.

(2)          Under the terms of our outstanding stock award agreements, unvested restricted stock units vest in full in the event of the executive’s death, disability or retirement. Upon a change in control, whether or not resulting in termination, the Compensation Committee may accelerate vesting of RSUs in its discretion. The above amounts assume that, in all cases, unvested RSUs become vested. RSUs convert to common stock on their vesting and remain the property of the executive after termination. The market value of stock awards is based on the closing price of our stock as of January 29, 2011, which was $50.99.

(3)          This column includes PSUs for which the performance measurements had been met as of the end of the fiscal year but which had not yet been certified by the action of the Compensation Committee. In addition, service requirements for these awards had not been satisfied as of the end of the fiscal year.

Equity Compensation Plans

Each of the named executive officers has outstanding awards under our equity plans, including the 2004 Executive Officer Equity Plan, the 2003 Equity Incentive Plan and the 1995 Stock Incentive Plan. Each of our plans includes provisions that may accelerate awards made to a named executive officer under such plan if certain termination and change in control events occurred. Our equity incentive plans cover grants to the named executive officers and certain other associates and consultants of certain incentives and rewards, including stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock, performance shares and performance units.

All options issued under plans established prior to 2003 are already fully vested. Under the 2003 Equity Incentive Plan and the 2004 Executive Officer Equity Incentive Plan, which are the only two plans from which we currently make awards, accelerated vesting of equity awards upon a change in control is at the discretion of the Compensation Committee. “Change in control” is defined as:

•                  the sale, lease, exchange or other transfer of all or substantially all of our assets (in one transaction or in a series of related transactions) to a corporation that is not controlled by us,

•                  the approval by our shareholders of any plan or proposal for our liquidation or dissolution,

•                  a successful tender offer for our common stock, after which the tendering party holds more than a stated percentage of our issued and outstanding common stock, or

•                  a merger, consolidation, share exchange, or other transaction to which we are a party pursuant to which the holders of all of the shares of our common stock outstanding prior to such transaction do not hold, directly or indirectly, a stated percentage of the outstanding shares of the surviving company after the transaction.

As of June 19, 2008, the definition of change of control as defined in the award agreements with named executive officers is triggered only by an actual change of control (and not merely shareholder approval of such change). In addition, the portion of the definition relating to a change in voting power uses a “greater than 50%” threshold instead of “greater than 30%.”

Our plans also provide the Compensation Committee with discretion to make any payments or accelerate the vesting or payment of any award in the event of the death, disability or retirement of a named executive officer.  However, if the award to a named executive officer is conditioned upon the achievement of a performance goal and granted after June 19, 2008, then any accelerated vesting of the award is subject to the attainment of that goal. Generally, our award agreements provide for acceleration of vesting or the cancellation of forfeiture, and they provide for a mechanism for exercise or settlement within a reasonable time after death, disability or retirement.

Change in Control Agreements

In March 2007, as a part of its in-depth review of our compensation structure, the Compensation Committee established change-in-control retention agreements with certain executive officers, including the named executive officers that provide for payment in the event of a termination resulting from a change in control of the company. The Compensation Committee’s intent with these agreements is to take reasonable steps to retain key management personnel and to minimize disruption in the event of a change in control. Agreements were drafted and signed in March 2007 with the following provisions:

•                  Severance benefits would be paid upon a change in control only upon an executive’s termination without cause or resignation for good reason (as defined in the agreement) (commonly known as “double trigger”).

•                  Severance benefits include a multiple (2.5 times for the CEO, and 1.5 times for other named executive officers) of the combination of the highest rate of salary previously paid to the executive plus the average of the prior three years’ bonus amounts (with certain limits); a pro rata bonus for the year of termination; and medical continuation coverage for a limited period of time after termination.

•                  “Change in control” is defined to include (1) the change in incumbent directors; (2) acquisition of more than a stated percentage of outstanding shares by one person or a group of affiliated persons; (3) a merger or consolidation; and (4) a liquidation and dissolution.

In June 2008, the company updated its Corporate Governance Guidelines to reflect that all retention agreements entered into with named executive officers after June 19, 2008 or the modification of any existing agreements, shall be subject to the requirement that vesting for equity awards that are contingent upon the company achieving a performance goal shall not accelerate unless the relevant performance measure is satisfied, even if that does not occur until after the change in control. The definition of change of control is the same as that contained in the company’s current agreements, except that an actual change of control shall be required (and not merely shareholder approval of such change) and the portion of the definition relating to a change in voting power shall use a “greater than 50%” threshold instead of “greater than 30%.”

Name	Change in Control Benefit	Earned but Unpaid Bonus (1)	Value of Unvested Options and Stock Awards (2)	Value of Performance- Based Options and Stock Awards (3)	Total
Bob Sasser	$6,444,565	$1,948,750	$4,337,631	$3,824,250	$16,555,196
Kevin Wampler	1,306,897	432,563	2,430,368	1,147,275	5,317,103
Gary Philbin	1,575,969	566,474	1,449,693	1,376,730	4,968,866
Bob Rudman	1,356,006	490,620	1,267,391	1,147,275	4,261,292
James Fothergill	941,441	333,313	700,130	611,880	2,586,764

(1)                                  The amounts in this column represent the annual bonus that we pay under our Management Incentive Compensation Plan. The amounts listed were earned in the year shown, but paid after the end of the fiscal year.

(2)                                  Value of unvested options and stock awards is based on fair market value as of fiscal year end. See also preceding table under death, disability or retirement.

(3)                                  This column reflects the value of unvested performance-based options and PSUs based on fair market value as of fiscal year end. The related performance goal had been met as of the end of the fiscal year but the awards had not been certified by action of the Compensation Committee. In addition, service requirements for these awards had not been satisfied as of the end of the fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review of transactions with related parties

Under our Code of Ethics, directors, officers and employees are required to disclose for approval any transactions, activities, interests or relationships that may create a conflict of interest (including financial transactions, investments and receipt of corporate gifts). The Audit Committee annually reviews related party transactions involving directors and named executive officers, questions regarding possible conflicts of interest, and other issues related to ethical business practices.  The Company adheres to the foregoing policy for potential related person transactions but such policy is not in written form. Approval of such related person transactions is evidenced by Audit Committee resolutions in accordance with our practice of approving transactions in this manner.

Leases

We lease two stores from DMK Associates, a partnership indirectly wholly owned by members of Mr. Perry’s and Mr. Brock’s families. Rental payments to DMK Associates, including pass-through of common area maintenance, taxes, insurance and utilities, totaled approximately $201,000 in 2010. One of the two store leases with DMK Associates expires in November 2011. The other store lease expires in March 2017.  While we believe that the terms of these leases are reasonable, their respective terms were not negotiated on an arms-length basis.

OWNERSHIP OF COMMON STOCK

The table below shows the number of shares our common stock beneficially owned on April 15, 2011 by:

•                  each of the Directors and nominees for director;

•                  each of the Named Executive Officers;

•                  all Directors and Executive Officers as a group; and

•                  each other person who has reported beneficial ownership of more than five percent of the outstanding common stock.

The address of each Director and Executive Officer of Dollar Tree is c/o Dollar Tree, Inc., 500 Volvo Parkway, Chesapeake, Virginia 23320. Percentage computations are based on 122,312,094 shares of our stock outstanding as of April 15, 2011.

	Beneficial Ownership (1)
Directors and Executive Officers	Shares		Percent
Arnold S. Barron	7,531	(2)	*
Macon F. Brock, Jr.	1,477,910	(3)	1.2%
Mary Anne Citrino	27,777	(4)	*
H. Ray Compton	158,998	(5)	*
Conrad M. Hall	10,933	(6)	*
Lemuel E. Lewis	14,608	(7)	*
J. Douglas Perry	797,323	(8)	*
Bob Sasser	174,629	(9)	*
Thomas A. Saunders III	1,245,940	(10)	1.0%
Thomas E. Whiddon	24,000	(11)	*
Carl P. Zeithaml	6,312	(12)	*
Gary M. Philbin	54,153	(13)	*
Robert H. Rudman	1,853	(14)	*
Kevin S. Wampler	77,941	(15)	*
James Fothergill	6,328	(16)	*
All current Directors and Executive Officers (15 persons)	4,086,236		3.3%

Other 5% Shareholders
FMR LLC	13,865,953	(17)	11.3%
82 Devonshire Street
Boston, MA 02109

BlackRock, Inc.	8,884,286	(18)	7.3%
40 East 52nd Street
New York, NY 10022

* less than 1%

(1)            As used in this table, “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is deemed as of any date to have “beneficial ownership” of any security that such person has a right to acquire within 60 days after such date. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership percentage of such person, but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person. Deferred shares acquired by our directors through a deferred compensation plan are assumed to be issuable in a lump sum within 60 days if the director were to terminate service within such time.

(2)            Represents 7,531 deferred shares acquired through a deferred compensation plan which are assumed to be issuable if he were to conclude his Board service within 60 days.

(3)            Includes 244,395 shares owned by trusts for the benefit of certain Brock family members, of which Mr. Brock is a trustee, 15,000 shares owned by a private foundation over which Mr. Brock and his wife, Joan P. Brock, exercise shared control, and 241,500 shares issuable within 60 days upon exercise of stock options or the vesting of restricted stock units, but excludes 5285 shares underlying otherwise unvested stock options or restricted stock units and 615,194 shares owned by Mr. Brock’s wife.

(4)            Includes 6,850 shares issuable upon exercise of stock options, and 20,927 deferred shares acquired through a deferred compensation plan which are assumed to be issuable if she were to conclude her Board service within 60 days.

(5)            Includes 112,499 shares owned by a trust for the benefit of certain Compton family members, over which Mr. Compton may indirectly exercise investment or voting power and 9,000 shares issuable upon exercise of stock options.

(6)            Includes 2,280 shares owned by a private foundation over which Mr. Hall has the power to vote and dispose of the shares on behalf of the foundation, and 1,153 deferred shares acquired through a deferred compensation plan which are assumed to be issuable if he were to conclude his Board service within 60 days.

(7)            Represents 14,608 deferred shares acquired through a deferred compensation plan which are assumed to be issuable if he were to conclude his Board service within 60 days.

(8)            Includes 471,042 shares owned by trusts for the benefit of certain Perry family members, of which Mr. Perry is a trustee and 835 deferred shares acquired through a deferred compensation plan which are assumed to be issuable if he were to conclude his Board service within 60 days.

(9)            Includes 32,001 shares issuable within 60 days upon exercise of stock options or the vesting of restricted stock units, but excludes 127,890 shares underlying otherwise unvested stock options or restricted stock units.

(10)      Includes 31,878 shares owned by irrevocable trusts for the benefit of certain Saunders family members, of which Mr. Saunders is a trustee, and 113,019 shares issuable upon exercise of stock options.

(11)      Includes 18,000 shares issuable upon exercise of stock options.

(12)      Represents 6,312 deferred shares acquired through a deferred compensation plan which are assumed to be issuable if he were to conclude his Board service within 60 days.

(13)      Includes 9,500 shares issuable within 60 days upon exercise of stock options or the vesting of restricted stock units, but excludes 46,390 shares underlying otherwise unvested stock options or restricted stock units.

(14)      Excludes 38,365 shares underlying otherwise unvested stock options or restricted stock units.

(15)      Includes 40,000 shares issuable within 60 days upon exercise of stock options or the vesting of restricted stock units, but excludes 63,660 shares underlying unvested stock options or restricted stock units.

(16)      Excludes 19,315 shares underlying otherwise unvested stock options or restricted stock units.

(17)      Includes shares held or controlled by FMR, LLC.  Based on Schedule 13G filed on February 14, 2011 by FMR for the period ended February 2011.

(18)      Includes shares held or controlled by BlackRock, Inc. and its subsidiaries, including BlackRock Japan Co. Ltd, BlackRock Advisors (UK) Limited, BlackRock Asset Management Deutschland AG, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Advisors LLC, BlackRock Capital Management, Inc., BlackRock Financial Management, Inc., BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Fund Managers Ltd, BlackRock Asset Management Ireland Limited, BlackRock International Ltd and BlackRock Investment Management UK Ltd. Based on Schedule 13G filed on February 4, 2011 by BlackRock, Inc. for the period ended February 2011.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, officers and persons who own more than 10% of our stock to file reports of ownership and changes in ownership of our stock with the Securities and Exchange Commission and NASDAQ, and to provide us with copies of these reports.

SEC regulations require us to identify anyone who filed a required report late during the most recent fiscal year. Based solely on our review of the reports and written representations furnished to us, we believe that all of these reporting persons complied with their filing requirements for 2010, except for Conrad Hall who had one Form 4 transaction that was inadvertently filed late.

Equity Compensation Plan Information

The following table summarizes information regarding shares issuable as of January 29, 2011, under our equity compensation plans, including the number of shares of common stock subject to options, restricted stock units, deferred shares and other rights granted to employees, consultants and members of our Board of Directors; the weighted-average exercise price of outstanding options; and the number of shares remaining available for future award grants under these plans. Additional information regarding our equity compensation plans can be found in footnote 9 of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 29, 2011.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plan category	(a)	(b)	(c)
Plans approved by security holders (1)	2,528,843	$19.16	9,039,698

(a)          Amounts represent outstanding options, restricted stock units and deferred (“phantom”) shares as of January 29, 2011.

(b)         Not included in the calculation of weighted average exercise price are (i) 1,444,761 restricted stock units and (ii) 62,011 deferred shares.

(c)          Amounts represent shares remaining available for future awards under all of our equity-based plans, including shares remaining under our Employee Stock Purchase Plan and our 2003 Director Deferred Compensation Plan. Out of the 9,039,698 shares remaining available for future issuance, 504,485 represent the number of shares remaining available for future issuance under our Employee Stock Purchase Plan as of January 29, 2011.

(1)          Equity-based plans approved by our shareholders include: the Amended and Restated Stock Option Plan, the Stock Incentive Plan, the Step Ahead Long-Term Incentive Plan (which expired in 2002), the 2003 Equity Incentive Plan, the 2003 Non-Employee Director Stock Option Plan, the 2003 Director Deferred Compensation Plan, the 2004 Executive Officer Equity Plan, and the 2005 Employee Stock Purchase Plan (which replaced a predecessor plan).

PROPOSAL NO. 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION PROGRAM

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) provides that shareholders will have an opportunity to vote to approve, on an advisory, non-binding basis, the compensation of named executive officers as disclosed in the Proxy Statement in accordance with the SEC’s rules.

As described in the Compensation Discussion and Analysis, the Company is committed to a pay-for-performance policy. To that end, our executive compensation program is designed to: (1) align executive pay with shareholders’ interests; (2) recognize individual initiative and achievements; (3) attract, motivate and retain highly qualified executives; and (4) unite the executive management team to a common objective. We expect a significant portion of an executive’s total compensation to be at risk, tied to both our annual and long-term performance. Please read our Compensation Discussion and Analysis beginning on page 18 and the tables and narrative that follow for additional details about our executive compensation program.

This proposal, commonly known as a “Say-on-Pay” proposal, gives our shareholders the opportunity to express their views on the compensation paid to our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices as disclosed in this Proxy Statement. Accordingly, the Company is asking its shareholder to vote “FOR” the following resolution at the 2011 Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion set forth in this Proxy Statement.”

The advisory vote on the executive compensation program will be passed if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” it. The vote is advisory and will not be binding upon our Board of Directors. However, the Board of Directors and the Compensation Committee value the opinions that our shareholders express in their votes and to the extent there is any significant vote against the proposal, we will consider the shareholders’ concerns in making future executive compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION PROGRAM.

PROPOSAL NO. 3 — ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON OUR EXECUTIVE COMPENSATION PROGRAM

The Dodd-Frank Act also provides that shareholders will have an opportunity to vote, on an advisory, non-binding basis, on how frequently they would like to cast an advisory vote on the compensation of our named executive officers. By voting on this proposal, shareholders may indicate whether they would prefer an advisory vote on named executive officer compensation every year, every two years or every three years, or may abstain from voting.

After careful consideration of the frequency alternatives, the Board believes that conducting an advisory vote on executive compensation every three years is appropriate for Dollar Tree and its shareholders at this time. The Board believes that holding an advisory vote every three years more closely aligns with our underlying compensation philosophy which focuses executives on consistent long-term growth of the Company and sustainable shareholder value. The three year frequency will allow shareholders sufficient time to evaluate the Company’s executive compensation program in relation to our long-term performance. A three year cycle will also provide the Board with adequate time to thoughtfully consider the results of the “Say on Pay” vote and implement any necessary executive compensation changes. Although the Board is recommending a “Say on Pay” vote every three years, the Board welcomes feedback from our shareholders during the period between shareholder votes regarding governance matters and our executive compensation program.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to this proposal. If none of the frequency options receives a majority of the votes cast, the option that receives the highest number of votes cast by shareholders will be considered the frequency for the advisory vote on executive compensation that has been selected by shareholders. However, while the Board will take into account the frequency selected by the shareholders, because this vote is advisory and not binding on the Board of Directors, the Board may decide that it is in the best interests of shareholders to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR HOLDING A VOTE ONCE EVERY “THREE” YEARS ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON OUR EXECUTIVE COMPENSATION PROGRAM.

PROPOSAL NO. 4 — APPROVAL AND ADOPTION OF THE OMNIBUS INCENTIVE PLAN

General

On March 17, 2011, the board approved the Dollar Tree, Inc. Omnibus Incentive Plan (the “Plan”), subject to shareholder approval at the Annual Meeting. The board believes that the Plan is an integral part of the Company’s compensation philosophy.

The purposes of the Plan are to (i) advance the interests of the Company and its shareholders by providing incentives to attract, retain and reward persons performing services for the Company and its subsidiaries; (ii) motivate participants, by means of appropriate incentives, to contribute to the growth and profitability of the Company and its subsidiaries; (iii) provide incentive compensation opportunities that are competitive with those of similar companies; and (iv) further identify participants’ interests with those of the Company’s shareholders through compensation that is based on the Company’s stock.

In 2003, the Company’s shareholders approved the Dollar Tree, Inc. 2003 Equity Incentive Plan (the “2003 EIP”), and amendments thereto were made in June 2008.  Pursuant to the 2003 EIP, as amended, 6,000,000 shares of common stock were authorized to be granted as stock options, restricted stock, restricted stock units, performance shares and performance units to officers, employees, or independent contractors of the Company and its subsidiaries.

In 2003, the Company’s shareholders approved the Dollar Tree, Inc. 2003 Non-Employee Director Stock Option Plan (the “2003 NEDSOP”).  Pursuant to the 2003 NEDSOP, as amended, 500,000 shares of common stock were authorized to be granted as stock options to non-employee directors of the Company and its subsidiaries.

In 2004, the Company’s shareholders approved the Dollar Tree, Inc. 2004 Executive Officer Equity Plan (the “2004 EOEP”), and amendments thereto were approved by the shareholders in June 2008.  Pursuant to the 2004 EOEP, as amended, 2,000,000 shares of common stock were authorized to be granted as stock options, restricted stock, restricted stock units, performance shares and performance units to officers, employees, or independent contractors of the Company and its subsidiaries.

On May 26, 2010, our board approved a 3-for-2 stock split in the form of a 50% common stock dividend.  Pursuant to the terms of each of the 2003 EIP, 2003 NEDSOP and 2004 EOEP, the number of authorized issuable shares under each plan was appropriately adjusted to reflect the stock split.  On a post-split basis, as of April 15, 2011, (i) under the 2003 EIP 1,586,186 shares are subject to unexercised options or outstanding restricted stock units and 5,625,056 shares remain to be granted; (ii) under the 2003 NEDSOP 137,869 shares are subject to unexercised options and 576,131 shares remain to be granted; and (iii) under the 2004 EOEP 464,621 shares are subject to unexercised options or outstanding restricted stock units and 1,771,128 shares remain to be granted.

Upon approval by the shareholders, the Plan will constitute the merger of the 2003 EIP, 2003 NEDSOP and 2004 EOEP (the “Prior Plans”) and also replaces and supersedes the Dollar Tree, Inc. 2004 Executive Officer Cash Bonus Plan, as amended (the “Cash Bonus Plan”).  All grants of any awards under the Prior Plans or the Cash Bonus Plan prior to shareholder approval of the Plan shall be governed by the terms and conditions of the applicable Prior Plans or the Cash Bonus Plan.

Set forth below is a summary of the Plan, which is qualified in its entirety by the specific language of the Plan, a copy of which is attached to this proxy statement as Appendix A, as filed with the SEC.  Capitalized terms not defined herein shall have the same meanings ascribed to such terms in the Plan.

Summary of the Plan

Types of Awards

The Plan provides for the grant of options intended to qualify as incentive stock options (ISOs) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonqualified stock options (NSOs), stock appreciation rights (SARs), restricted stock awards, restricted stock units (RSUs), performance bonuses, performance units, non-employee director stock options and other equity-based and equity-related awards.

Plan Administration

The Plan will be administered by the Compensation Committee of our board of directors, or such other committee our board designates to administer the Plan (the “Committee”). Subject to the terms of the Plan and applicable law, the Committee has sole authority to administer the Plan, including, but not limited to, the authority to (1) select the persons eligible to receive awards; (2) determine the type or types of awards to be granted; (3) determine the number of shares of common stock to be covered by awards or with respect to which payments, rights or other matters are to be calculated in connection with awards; (4) determine the terms and conditions of any awards; (5) determine the vesting schedules of awards and, if certain performance criteria must be attained in order for an award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained; (6) determine the fair market value of shares under the Plan; (7) determine whether, to what extent and under what circumstances awards may be settled or exercised in cash, common stock, other securities, other awards or other property, or canceled, forfeited or suspended and the method or methods by which awards may be settled, exercised, canceled, forfeited or suspended; (8) prescribe, amend or rescind rules, guidelines and policies relating to the plan or adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, to comply with laws or regulations of or to accommodate the tax policy, accounting principles or customs of, foreign jurisdictions where persons may be granted awards; (9) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the Plan and any award made under, the Plan; and (10) make any other determination and take any other action that the Committee deems advisable to the extent not inconsistent with the provisions of the Plan.  All action by the Committee shall be consistent with the Articles of Incorporation and By-Laws of the Company and any applicable state corporate law.  The Committee may, except to the extent prohibited by applicable law or the listing standards of the NASDAQ, allocate all or any portion of its responsibilities and powers to any one or more of its members or to any officer selected by it.  However, the Committee may not delegate its responsibilities and powers if such delegation would cause an award made to an individual subject to Section 16 of the Securities and Exchange Act of 1934 (the “Exchange Act”) not to qualify for an exemption from Section 16(b) of the Exchange Act.  In addition, it may not delegate its authority with respect to grants intended to qualify as performance-based compensation, except to the extent permitted by Section 162(m) of the Code.  Any and all actions, decisions or determinations taken by the Committee in exercise of its discretion under the Plan shall be final, binding and conclusive on all persons having an interest therein.

Shares Authorized; Participant Limits

Subject to adjustment as provided in the Plan, the maximum number of shares of common stock that may be delivered to participants or their beneficiaries under the Plan is (1) 2,000,000 shares, which may be original issuance, treasury shares, shares acquired by the Company or a combination thereof; (2) any shares of stock available for future awards under the Prior Plans after the shareholder approval date of the Plan; and (3) any shares of stock that were represented by awards granted under the Prior Plans that are forfeited, expired or cancelled without delivery of shares after the shareholder approval date of the Plan.  Not more than 450,000 shares may be granted as ISOs and not more than 750,000 shares may be granted as non-employee director stock options.  The total number of shares that may be granted as stock options or SARs to one person during a fiscal year may not exceed 450,000 shares.  The total number of shares that may be granted as restricted stock awards or RSUs intended to qualify as performance-based compensation under Section 162(m) of the Code to a participant who is a covered employee may not exceed 250,000 shares for any fiscal year.  For purposes of the deduction under Section 162(m), the maximum amount of cash payable with respect to an award under the Plan to any participant who is a covered employee may not exceed $5,000,000 for any fiscal year.  A covered employee includes the chief executive officer and the next four most highly compensated officers of the Company.

The closing price per share of Dollar Tree’s common stock on the NASDAQ on April 15, 2011, the latest practicable date information was available prior to the printing and mailing of this proxy statement, was $56.90.

If any shares of common stock subject to an award under the Plan or to which an award relates are not purchased or are forfeited, or if any award terminates without the delivery of shares or other consideration, then the shares previously used for the awards will be available for future awards under the Plan.  In addition, if any shares are delivered by a participant as payment to the Company for the purchase price relating to an award (or delivered to pay the participant’s tax withholding obligation), then only the number of shares issued net of the shares tendered shall be deemed issued for purposes of determining the maximum number of shares available for granting of future awards under the Plan.

Eligible Participants

Any officer, employee, director or consultant (including any prospective officer, employee, director or consultant) of the Company or its subsidiaries would be eligible to participate in the Plan.  Solely employees are eligible for ISOs, solely non-employee directors are eligible for non-employee director stock options, and solely employees that are covered employees are eligible for performance awards.  Approximately 800 employees of the Company and its subsidiaries are eligible to participate in the Plan.

Stock Options

A stock option is a right to purchase a specific number of shares of common stock under specific terms, conditions and price.  Stock options may either be ISOs or NSOs.  ISOs may be granted only to employees of Company or its subsidiaries.  NSOs may be granted to employees, directors and consultants.  The Committee determines the exercise price of the shares of common stock covered by each stock option (the “Option Exercise Price”), except that the Option Exercise Price may not be less than 100% of the fair market value of common stock on the date such stock option is granted and except that the Option Exercise Price of an ISO granted to a 10% shareholder may not be less than 110% of the fair market value of the common stock on the date such ISO is granted.  The aggregate fair market value (determined at the time an ISO is granted) of the common stock with respect to which ISOs are exercisable for the first time by an employee during any calendar year (under all stock option plans of the Company) may not exceed $100,000, or such other amount as may be prescribed under the Code or applicable regulations and rulings from time to time.  The Committee also sets the term of each stock option, which may not be greater than 10 years; however, in the case of an ISO granted to a 10% shareholder, the term of the option may be not more than five years from the date of grant.  The Committee determines the vesting schedule and the nature and extent of any restrictions to be imposed on the shares of common stock which may be purchased thereunder.  The Committee may not reprice any option granted under the Plan without the approval of our shareholders.  Under the Plan, all ISOs and NSOs may qualify as “performance-based compensation” under Section 162(m) of the Code.

The Option Exercise Price for the shares must be paid in full at the time of exercise.  Payment may be made by cash or cash equivalents or, if permitted in an award agreement, by previously acquired shares of common stock, simultaneous sale through a broker of common stock acquired on exercise, or a combination of the foregoing.

Non-Employee Stock Options

To the extent approved by the Committee (or, if required by applicable law, the Board), non-employee director stock options are automatically granted to the non-employee directors of the Company on the business day following each year’s annual shareholders meeting (the “Grant Date”).  However, non-employee director options will be granted solely at the discretion of the Committee if either (i) a non-employee director was an employee of the Company at any time during that calendar year that includes the Grant Date or (ii) a non-employee director is first elected to our board of directors after the Grant Date but before the next annual meeting of the shareholders.  The exercise price of all non-employee director options is the fair market value of the Company’s common stock on the date of grant.  The Committee may not reprice any non-employee director stock options after the Grant Date.

Stock Appreciation Rights

The Committee may grant SARs under the Plan. The exercise price for SARs shall not be less than the fair market value of our shares of common stock on the grant date. Upon exercise of a SAR, the holder will receive cash, shares of common stock, other securities, other awards, other property or a combination of any of the foregoing, as determined by the Committee, equal in value to the excess, if any, of the fair market value of a share of common stock on the date of exercise of the SAR over the exercise price of the SAR.  SARs shall vest and become exercisable as set forth in the award agreement.  Subject to the provisions of the Plan and the applicable award agreement, the Committee will determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR.  No SAR granted under the Plan may be exercised more than ten (10) years after the date of grant.  The Committee may not reprice any SAR granted under the Plan.  Under the Plan, all SARs may qualify as “performance-based compensation” under Section 162(m) of the Code.

SARs and stock options can be granted at the same time (a “tandem” grant) covering the same or different number of shares but with the same exercise price and are exercisable at the same time.  Upon exercise of tandem SARs, the same number of tandem stock options are cancelled, and upon exercising tandem stock options, the same number of related SARs are cancelled.

Restricted Stock Awards and Restricted Stock Units

Subject to the provisions of the Plan, the Committee may grant restricted stock awards and RSUs.  Restricted stock awards are shares of common stock, the vesting and transferability of which are subject to such requirements as the Committee may determine.  These requirements may include continued services for a specified period and achievement of performance goals.  RSUs are grants representing a specified number of hypothetical shares of common stock, the vesting of which is subject to such requirements as the Committee may determine.  These requirements may include continued services for a period of time and achievement of performance goals.  For both restricted stock awards and RSUs, if vesting conditions are performance based, then the vesting period must be for a minimum of one year, and if the vesting conditions are not performance based, then the vesting period must be for a minimum period of three years.

Restricted stock awards and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or the applicable award agreement.  Restricted stock shall evidence any transfer restrictions in such manner as the Committee determines.

An RSU shall be granted with respect to one share of common stock, or have a value equal to the fair market value of one such share.  Upon the lapse of vesting conditions applicable to an RSU, the RSU could be paid in cash, shares of common stock, other securities, other awards or other property, as determined by the Committee, or in accordance with the applicable award agreement.

In connection with each grant of restricted stock, except as provided in the applicable award agreement, the holder shall be entitled to the rights of a shareholder with respect to such restricted shares, including the right to vote and receive cash dividends.  In the event that cash dividends are paid on restricted stock, such dividend payments will be held by the Company and the participant’s right to such payments shall vest when the underlying restricted stock vests.  A participant to whom RSUs are granted will not have any rights as a shareholder with respect to the units, unless and until they are settled in shares of common stock.  Dividend equivalents generally are not paid on RSUs.  The Committee has discretion to provide that RSUs will earn dividend equivalents.  Any dividend equivalent paid based on an RSU is converted into additional RSUs and the converted RSUs vest at the same rate as the underlying RSUs on which the dividend equivalent was paid.

Performance Bonuses

Subject to the provisions of the Plan, the Committee may grant cash incentive awards payable upon the attainment of performance goals.  The performance bonuses are intended to qualify as performance-based compensation under Section 162(m) of the Code, which requirements are described below in “Performance Compensation Awards.”  Subject to an election duly and validly made by a participant to defer payment of a performance bonus that complies with Code Section 409A, a performance bonus is paid in cash no later than the April 15th of the Company’s fiscal year immediately following the end of the applicable performance period.  A participant must be employed by the Company on the payment date in order to receive the performance bonus.

Performance Units

Subject to the provisions of the Plan, the Committee may grant to participants performance units as a right to a fixed or variable number of shares of stock, a cash payment for a value of such shares of stock, or dollar denominated units.  Performance units may be subject to vesting or other restrictions as the Committee sets forth in an award agreement.  The minimum vesting period for performance units is one year.  The performance units may be paid in stock, cash or a combination of both.

Other Awards

Subject to the provisions of the Plan, the Committee may grant to participants other equity-based or equity-related compensation awards.  The Committee shall determine the amounts and terms and conditions of any such awards.

Performance Compensation Awards

The Committee may designate any award granted under the Plan (other than ISOs, NSOs and SARs) as “performance-based compensation” under Section 162(m) of the Code (hereinafter a “performance compensation award”).  All performance bonuses are intended to qualify as performance-based compensation.  Awards designated as performance-based compensation would be subject to the following additional requirements:

•                  Recipients of Performance Compensation Awards.  The Committee shall, in its sole discretion, designate within the first 90 days of a performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the participants who will be eligible to receive performance compensation awards in respect of such performance period. The Committee will also determine the length of performance periods, the types of awards to be issued, the performance criteria that will be used to establish the performance goals, the kinds and levels of performance goals and any performance formula used to determine whether a performance compensation award had been earned for the performance period.

•                  Performance Criteria Applicable to Performance Compensation Awards.  The performance criteria shall be limited to the following: (i) earnings per share; (ii) earnings (including EBIT or EBITDA); (iii) net earnings; (iv) total shareholder return; (v) return on equity; (vi) return on assets; (vii) return on investment; (viii) return on capital employed; (ix) operating margin; (x) gross margin; (xi) operating income; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) revenue; (xv) revenue growth; (xvi) expenses; (xvii) improvement in or attainment of expense levels; (xviii) improvement in or attainment of working capital levels; (xix) economic value added; (xx) market share; (xxi) cash flow per share; (xxii) share price performance; and (xxiii) debt reduction. These performance criteria may be stated in absolute terms, relative to one or more peer companies, as increases over past time periods, as ratios (such as earnings per share), or as returns over a period of time and the outcome of the performance goals must be substantially uncertain at the time established by the Committee.  The performance goals and periods could vary from participant to participant and from time to time. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of the applicable performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective manner the method of calculating the performance criteria it selects to use for the performance period.

•                  Requirements to Receive Payment for 162(m) Awards.  Except as otherwise permitted by Section 162(m) of the Code, in order to be eligible for payment in respect of a performance compensation award for a particular performance period, participants would be required to be employed by the Company on the day of payment of the performance compensation award, the performance goals for such period would be required to be satisfied and certified by the Committee, and the Committee would be required to determine that all or some portion of the performance compensation award had been earned for such period.  To the extent permitted under Code Section 162(m), the Committee may provide in an award agreement that the performance bonus will be paid in full or in part upon the participant’s death, disability or a change in control.

•                  Limitations on Committee Discretion.  Except as otherwise permitted by Section 162(m) of the Code, in no event could any discretionary authority granted to the Committee under the Plan be used to grant or provide payment in respect of performance compensation awards for which performance goals had not been attained, increase a performance compensation award for any participant at any time after the first 90 days of the performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) or increase a performance compensation award above the maximum amount payable under the underlying award.

•                  Negative Discretion.  The Committee may, in its sole discretion, reduce or eliminate the amount of a performance compensation award earned in a particular performance period, even if applicable performance goals had been attained and without regard to any employment agreement between the Company and a participant.

•                  Form of Payment.  Performance compensation awards may be payable in cash, in fully vested shares of equivalent value or a combination thereof on such terms as the Committee in its discretion determines.

Elective Share Withholding

A participant may elect to have shares withheld in an amount required to satisfy the minimum federal, state and local tax withholding requirements upon the exercise of an option or SAR, the vesting of RSUs or any other taxable event.  The shares withheld shall have a fair market value not to exceed the estimated tax liability of the participant with respect to the exercise or vesting.

Transferability

In general, each award under the Plan is not assignable or transferable other than by will or the laws of descent and distribution.  Our board, in its discretion, may grant NSOs to a non-employee director that can be transferred in the form and manner permitted by our board.

Forfeitability; Cancellation and Rescission of Awards; Reimbursements

Subject to exceptions for death and disability, a participant will forfeit all unexercised options three months after termination of employment or service unless the Committee determines otherwise.  In addition, a participant will immediately forfeit all unexercised options if the participant is terminated for Cause (as defined in the Plan) or if during any period that the options remain exercisable, the participant engages in any act that would constitute Cause.  The Committee may provide in an award agreement that upon certain events, such as termination for Cause, that benefits with respect to an award shall be subject to reduction, cancellation, forfeiture or recoupment.  To the extent required under Section 304 of the Sarbanes-Oxley Act of 2002 or the Dodd-Frank Wall Street Reform and Consumer Protection Act, certain participants may be required to reimburse the Company for payments or other incentive compensation received under the Plan.

Adjustments for Certain Events

The Committee will make proportional adjustments to the maximum number of shares of common stock that may be delivered under the Plan and to outstanding awards to reflect stock dividends, recapitalizations, stock splits, reverse stock splits, reorganizations, mergers, consolidations, spin-offs, share combinations or similar corporate transactions or events affecting the common stock of the Company.

Amendment and Termination of the Plan

Subject to any applicable law or government regulation, the Plan may be amended, modified or terminated by the Committee at any time.  However, no amendment of the Committee will become effective without shareholder approval if such approval is necessary purposes of Section 162(m) or 422 of the Code, Rule 16b-3 of the Exchange Act, the rules of the NASDAQ or such other applicable laws, rules or regulations.  Except to the extent necessary to conform the Plan or an award agreement to any present or future law, regulations or rules applicable to the Plan, including but not limited to Code Section 409A, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Awards without the consent of the affected participant.

Change in Control

The Plan provides that, subject to the terms of an award agreement or a separate employment or retention agreement, in the event of a change in control (as defined in the Plan) of the Company, each outstanding stock award shall be assumed or an equivalent stock award substituted by the successor corporation.  If the successor corporation refuses to assume or substitute the stock awards, the Committee may provide that as of the date the change in control was determined to have occurred:

•                  any options and SARs outstanding would become fully exercisable and vested immediately prior to the change in control;

•                  all restricted stock awards and RSUs will vest in full; and

•                  all performance units and other awards would be deemed fully earned at a level determined in the sole discretion of the Committee.

 In the event of a change in control, the Committee may, in its sole discretion, accelerate the vesting or exercisability of any stock award.  Unless otherwise stated in a participant’s award agreement or a separate employment agreement or retention agreement, if the participant is involuntarily terminated without Cause within twenty-four months of a change in control, then (i) the participant’s options and SARs will become fully vested and exercisable, (ii) all restricted stock awards and RSUs will become fully vested, and (iii) all performance units and other awards will be deemed fully earned and payable at the target level.  Notwithstanding, to the extent an award agreement conditions vesting on satisfaction of performance goals, the award will not vest in full until such performance goals are satisfied.

In addition, upon a change in control, the Committee may decide, without the consent of any participant, to cancel all or part of any stock award in exchange for payment in cash, stock of a corporation or other business entity that is a party to the change in control, or other property.

Excess Parachute Payments

Unless a separate employment or retention agreement between the company and a participant provides differently, then in the event that any award results in a benefit or payment under the Plan that is subject to any excise tax pursuant to Code Section 4999 because the acceleration of the award is treated as an “excess parachute payment” under Code Section 280G, then the amount of accelerated vesting will be reduced in order to avoid payment of the excise tax imposed under Code Section 4999.

Term of the Plan.

No award may be granted under the Plan after the tenth anniversary of the date the Plan was approved by the shareholders.

Certain Federal Tax Aspects of the Plan

The following summary describes the federal income tax treatment associated with options awarded under the Plan.

The summary is based on the law as in effect on April 15, 2011. The summary does not discuss state, local or non-U.S. tax consequences.  The Company does not intend for the summary to constitute tax advice to any recipient of an award under the Plan or to any other person.  Each individual should seek tax advice with respect to the consequences of participating in the Plan from his or her personal tax advisor.

Incentive Stock Options

Neither the grant nor the exercise of an ISO results in taxable income to the optionee for regular federal income tax purposes. However, an amount equal to (i) the per-share fair market value on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the ISO is being exercised will count as “alternative minimum taxable income” which, depending on the particular facts, could result in liability for the “alternative minimum tax” or AMT. If the optionee does not dispose of the shares issued pursuant to the exercise of an ISO until the later of the two-year anniversary of the date of grant of the ISO and the one-year anniversary of the date of the acquisition of those shares, then (a) upon a later sale or taxable exchange of the shares, any recognized gain or loss would be treated for tax purposes as a long-term capital gain or loss and (b) the Company would not be permitted to take a deduction with respect to that ISO for federal income tax purposes.

If shares acquired upon the exercise of an ISO were disposed of prior to the expiration of the two-year and one-year holding periods described above (a disqualifying disposition), generally the optionee would realize ordinary income in the year of disposition in an amount equal to the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the amount paid for the shares or (ii) the excess of the amount realized on the disposition of the shares over the participant’s aggregate tax basis in the shares (generally, the exercise price). A deduction would be available to the Company equal to the amount of ordinary income recognized by the optionee. Any further gain realized by the optionee will be taxed as short-term or long-term capital gain and would not result in any deduction by the Company. A disqualifying disposition occurring in the same calendar year as the year of exercise would eliminate the alternative minimum tax effect of the ISO exercise.

Special rules may apply where all or a portion of the exercise price of an ISO is paid by tendering shares, or if the shares acquired upon exercise of an ISO are subject to substantial forfeiture restrictions. The foregoing summary of tax consequences associated with the exercise of an ISO and the disposition of shares acquired upon exercise of an ISO assumes that the ISO is exercised during employment or within three months following termination of employment. The exercise of an ISO more than three months following termination of employment will result in the tax consequences described below for NSOs, except that special rules apply in the case of disability or death. An individual’s stock options otherwise qualifying as ISOs will be treated for tax purposes as NSOs (not as ISOs) to the extent that, in the aggregate, they first become exercisable in any calendar year for stock having a fair market value (determined as of the date of grant) in excess of $100,000.

Non-Statutory Stock Options

An NSO (that is, a stock option that does not qualify as an ISO) would result in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising an NSO would, at that time, realize taxable compensation equal to (i) the per-share fair market value on the exercise date minus the exercise price multiplied by (ii) the number of shares with respect to which the option is being exercised. If the NSO was granted in connection with employment, this taxable income would also constitute “wages” subject to withholding and employment taxes. A corresponding deduction would be available to the Company. The foregoing summary assumes that the shares acquired upon exercise of an NSO option are not subject to a substantial risk of forfeiture.

Limits of the Company’s Deduction - Section 162(m) of the Code

Section 162(m) of the Code currently provides that if, in any year, the compensation that is paid to our Chief Executive Officer or to any of our four other most highly compensated executive officers exceeds $1,000,000 per person, any amounts that exceed the $1,000,000 threshold will not be deductible by the Company for federal income tax purposes, unless the compensation qualifies for an exception to Section 162(m) of the Code. Certain performance-based awards under plans approved by shareholders are not subject to the deduction limit.  Approval of the Plan by the Company’s shareholders will satisfy the shareholder approval requirement.

The Plan incorporates the provisions required so that stock options and SARs will be qualified performance-based awards.  These provisions include allowing such stock options and SARs to be granted only by the Committee, and requiring that their exercise price be not less than the fair market value of the Company’s common stock on the date of grant.  Therefore, it is expected that all stock options and SARs granted under the Plan will qualify for the performance exception.  In addition, the Plan gives the Committee the ability to grant restricted shares, restricted stock units, cash incentive awards and performance awards designed to be qualified performance-based compensation.  These qualified performance-based compensation awards must satisfy the requirements set forth above under “Performance Compensation Awards.”

As one of the factors in its decisions regarding grants under and administration of the Plan, the Committee will consider the anticipated effects of Section 162(m) of the Code.  These effects will depend upon a number of factors, including not only whether the grants qualify for the performance exception, but also the timing of executives’ vesting in or exercise of previously granted equity awards and receipt of other compensation.  Furthermore, interpretations of and changes in the tax laws and other factors beyond the Committee’s control may also affect the deductibility of compensation.  For these and other reasons, the Committee may make grants that do not qualify for the performance exception, and the Company’s tax deductions for those grants may be limited or eliminated as a result of the application of Section 162(m) of the Code.

Registration with SEC

If the Plan is approved by the shareholders, pursuant to the Securities Act of 1933, the Company will file a Registration Statement with the Securities and Exchange Commission covering the shares of common stock authorized for issuance under the Plan.

New Plan Benefits

Since future awards under the Plan are discretionary, it is impossible to determine who will receive awards and in what amounts in the event the Plan is approved.  However, it is anticipated that the executive officers and, under some circumstances, other selected employees will continue to receive awards.  See the compensation tables for our named executive officers beginning on page 26 and director compensation beginning on page 10.

Vote Required

Approval of the Plan requires the affirmative vote of a majority of the shares present at the Annual Meeting in person or by proxy.  Should such shareholder vote not be obtained, the Plan will not be adopted.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE OMNIBUS INCENTIVE PLAN.

PROPOSAL NO. 5  — RATIFICATION OF APPOINTMENT BY THE AUDIT COMMITTEE OF KPMG LLP AS OUR INDPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011

Our Audit Committee, which consists entirely of independent directors, has selected KPMG LLP to serve as our independent registered public accounting firm for fiscal year 2011. KPMG has served as our independent registered public accounting firm since 1986.  You are being asked to ratify the appointment by our Audit Committee of KPMG as our independent registered public accounting firm for fiscal year 2011.

Shareholder ratification of the selection of KPMG as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. The Company is submitting the selection of KPMG to its shareholders for ratification as a matter of good corporate governance. If our shareholders do not ratify the selection of KPMG, the Audit Committee will reconsider whether or not to retain KPMG in the future. However, the Audit Committee is not bound by a vote either for or against the firm.  A representative of KPMG will be present at the 2011 Annual Meeting of Shareholders. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

The table below shows the aggregate fees billed by KPMG for professional services rendered in connection with the audit of our annual financial statements set forth in our Annual Report on Form 10-K for the fiscal years ended January 29, 2011 and January 30, 2010; the audit of our internal control over financial reporting as of January 29, 2011 and January 30, 2010; and the review of our unaudited quarterly financial statements set forth in our Quarterly Reports on Form 10-Q for each of our fiscal quarters during 2010 and 2009, as well as fees paid to KPMG for audit-related work, tax compliance, tax planning and other services:

	Fiscal 2010	Fiscal 2009
Audit fees	$1,132,088	$1,004,450
Audit-related fees (a)	42,382	17,000
Tax fees	30,000	123,555
All other fees	0	0
Total fees	1,204,470	1,145,005

(a)          Audit-related fees consist of fees for services related to the audit of financial statements of our employee benefit plan and due diligence services in connection with the acquisition of Dollar Giant stores.

We did not engage our principal accountants to provide any professional services in connection with operating our information systems or designing or implementing hardware or software that aggregates source data underlying the financial statements or generates information.

All audit work performed by KPMG is approved in advance by our Audit Committee, including the amount of fees due and payable to them for such work. In addition, our Audit Committee also approves all non-audit related work performed by KPMG in advance of the commencement of such work. Our Audit Committee has delegated to the chairman of the committee the right to approve such non-audit related assignments between meetings of the committee, and the chairman then reports on all such approvals at the next meeting of the committee, which considers ratification of such approvals by the committee chairman. In 2010, all services provided by KPMG were approved by our Audit Committee in advance of the performance of work by KPMG.

The Audit Committee of our Board has determined that the non-audit services rendered by our independent accountants during our most recent fiscal year are compatible with maintaining their independence.

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011

OTHER MATTERS

Copies of Form 10-K Available

We will provide a copy of our Annual Report on Form 10-K for our fiscal year ended January 29, 2011, as filed with the Securities and Exchange Commission, which includes our consolidated financial statements and notes to our financial statements, to any shareholder upon written request. The exhibits to the Form 10-K will be furnished upon request and upon payment of the cost of reproduction.  Requests should be sent to the Corporate Secretary, at our corporate offices, 500 Volvo Parkway, Chesapeake, Virginia 23320.  Our SEC filings, including exhibits, are also available online at our company website, www.DollarTreeinfo.com, under the heading “Investor Relations.”

By order of the Board of Directors,

James A. Gorry, III
Corporate Secretary

Chesapeake, Virginia
May 20, 2011

APPENDIX A

DOLLAR TREE, INC.
OMNIBUS INCENTIVE PLAN

1.                                      Establishment, Purpose and Term of Plan.

1.1                                             Establishment.  The Dollar Tree, Inc. Omnibus Incentive Plan (the “Plan”) is hereby established effective as of March 17, 2011, being the date the Plan was adopted by the Board (the “Effective Date”).  The Plan was approved by the shareholders of the Company on                           , 2011 (the “Approval Date”).  The Plan constitutes the merger of the Dollar Tree, Inc. 2003 Equity Incentive Plan, the Dollar Tree, Inc. 2003 Non-Employee Director Stock Option Plan and the Dollar Tree, Inc. 2004 Executive Officer Equity Plan (the “Prior Plans”) effective as of the Approval Date.  Notwithstanding the foregoing, all grants of any awards under the Prior Plans before the Approval Date shall be governed under the terms and conditions of the Prior Plans.  This Plan also replaces and supersedes the 2004 Executive Officer Cash Bonus Plan (the “Cash Bonus Plan”) as of the Approval Date; provided, however, all grants of any awards under the Cash Bonus Plan before the Approval Date shall be governed under the terms and conditions of the Cash Bonus Plan.

1.2                                             Purpose.  The purposes of the Plan are to (i) advance the interests of the Company and its shareholders by providing incentives to attract, retain and reward persons performing services for the Member Companies; (ii) to motivate Participants, by means of appropriate incentives, to contribute to the growth and profitability of the Member Companies; (iii) provide incentive compensation opportunities that are competitive with those of similar companies; and (iv) further identify Participants’ interests with those of the Company’s shareholders through compensation that is based on the Company’s stock.  The Company intends that Awards granted pursuant to the Plan be exempt from or comply with Section 409A, and the Plan shall be construed and interpreted as necessary to achieve that intent.

1.3                                             Term of Plan.  The Plan shall continue in effect until its termination by the Committee; provided, however, that, to the extent required by applicable law, all Awards shall be granted, if at all, within ten (10) years from the date the Plan is adopted by the Board.

2.                                      Definitions and Construction.

2.1                                 Definitions.  Whenever used herein, the following capitalized terms shall have their respective meanings set forth below:

(a)                                              “Affiliate” means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities.  For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise.

(b)                                             “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Performance Bonus, Performance Unit, or Other Award granted under the Plan.

(c)                                              “Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant.

(d)                                             “Board” means the Board of Directors of the Company.

(e)                                              “Cause” means, unless such term or an equivalent term is otherwise defined with respect to an Award in the Participant’s Award Agreement or by a written contract of employment or service, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Member Company documents or records that has a material adverse effect on a Member Company; (ii) the Participant’s material failure to abide by a Member Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Member Company (including, without limitation, the Participant’s improper use or disclosure of a Member Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Member Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Member Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Member Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude which has a material adverse effect on a Member Company or which impairs the Participant’s ability to perform his or her duties with a Member Company.

(f)                                                “Change in Control” means, unless such term or an equivalent term is otherwise defined in the Award Agreement of a Participant who is not a “named executive officer” as defined under Item 402(a)(3) of Regulation S-K of the Exchange Act, the occurrence of any of the following:

(i)                                                 The sale, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a corporation that is not controlled by the Company; or

(ii)                                              The liquidation or dissolution of the Company; or

(iii)                                           A successful tender offer for the Stock of the Company, after which the tendering party holds more than 50% of the issued and outstanding Stock of the Company; or

(iv)                                          A merger, consolidation, share exchange, or other transaction to which the Company is a party pursuant to which the holders of all the shares of Stock outstanding prior to such transaction do not hold, directly or indirectly, at least 50% of the outstanding shares of the surviving company after the transaction.

Notwithstanding the foregoing:

(i)                                     With respect to an Employee who entered into a retention agreement with the Company prior to the date the Company’s shareholders first approve this Plan, the term “Change in Control” shall have the meaning set forth in such retention agreement and no provision of this Plan shall abrogate any provision or right set forth in such retention agreement; and

(ii)                                  To the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A and Treasury Regulations § 1.409A-3(i)(5)(v), (vi) & (vii).

(g)                                             “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(h)                                             “Committee” means a committee appointed by the Board pursuant to Section 3 of the Plan.

(i)                                                 “Company” means Dollar Tree, Inc., a Virginia corporation, or any successor corporation thereto.

(j)                                                 “Consultant” means a natural person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Member Company.

(k)                                              “Covered Employee” means an Employee who is a “covered employee” as defined under Section 162(m).

(l)                                                 “Director” means a member of the Board.

(m)                                           “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(n)                                             “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(o)                                             “Employee” means any natural person treated as a common law employee in the personnel records of a Member Company.  The Company shall determine in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be.  For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.  Service as a Director or payment of a director’s fee by a Member Company shall not be sufficient to constitute “employment” by a Member Company.

(p)                                             “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)                                             “Fair Market Value” means, as of any date, the value of a share of Stock determined as follows:

(i)                                                 If the principal market for the Stock is a national securities exchange or the NASDAQ Stock Market, then the “Fair Market Value” as of that date shall be the closing sale price of the Stock on the principal exchange or market on which the Stock is then listed or admitted to trading on such date.

(ii)                                              If sale prices are not available or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the NASDAQ Stock Market, the average between the highest bid and lowest asked prices for the Stock on such day as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

(iii)                                           If the day is not a business day, and as a result, paragraphs (i) and (ii) next above are inapplicable, the Fair Market Value of the Stock shall be determined as of the immediately preceding business day.  If paragraphs (i) and (ii) next above are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Committee subject to the applicable requirements, if any, of Section 409A of the Code.

(r)                                                “Incentive Stock Option” means an Option intended to qualify (as set forth in the Award Agreement) as an incentive stock option within the meaning of Section 422(b) of the Code.

(s)                                              “Insider” means an Officer, a Director of the Company or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(t)                                                “Insider Trading Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

(u)                                             “Member Company” or “Member Companies” means the Company, any Parent Corporation or Subsidiary Corporation and, to the extent designated by the Board, any Affiliate.

(v)                                             “Net-Exercise” means a procedure by which the Participant will be issued a number of whole shares of Stock upon the exercise of an Option determined in accordance with the following formula:

N = X(A-B)/A, where

“N” = the number of shares of Stock to be issued to the Participant upon exercise of the Option;

“X” = the total number of shares with respect to which the Participant has elected to exercise the Option;

“A” = the Fair Market Value of one (1) share of Stock determined on the exercise date; and

“B” = the exercise price per share (as defined in the Participant’s Award Agreement)

(w)                                           “Non-Employee Director” means a Director who, as of the day following each year’s date of the annual shareholders meeting, is not an Employee of a Member Company or an Affiliate.

(x)                                               “Non-Employee Director Option” means a Nonstatutory Stock Option granted to a Non-Employee Director under Section 6.7 of the Plan.

(y)                                             “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement), or which does not qualify as, an incentive stock option within the meaning of Section 422(b) of the Code.

(z)                                               “Officer” means any person designated by the Board as an officer of the Company or a Member Company.

(aa)                                        “Option” means a right granted under Section 6 to purchase Stock pursuant to the terms and conditions of the Plan.

(bb)                                      “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(cc)                                        “Participant” means any eligible person under Section 5 who has one or more outstanding Awards.

(dd)                                      “Performance Bonus” means an Award of a cash bonus under Section 10 of the Plan.

(ee)                                        “Performance Criteria” means one or more criteria that the Committee shall select for purposes of setting performance goals for a Performance Period.  The Performance Criteria that will be used to establish such performance goals may be based on any one of, or combination of, the following relating to a Member Company or Affiliate:  (i) earnings per share; (ii) earnings (including EBIT or EBITDA); (iii) net earnings; (iv) total shareholder return; (v) return on equity; (vi) return on assets; (vii) return on investment; (viii) return on capital employed; (ix) operating margin; (x) gross margin; (xi) operating income; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) revenue; (xv) revenue growth; (xvi) expenses; (xvii) improvement in or attainment of expense levels; (xviii) improvement in or attainment of working capital levels; (xix) economic value added; (xx) market share; (xxi) cash flow per share; (xxii) share price performance; and (xxiii) debt reduction. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement only as specified in writing by the Committee.

(ff)                                            “Performance Period” means one or more fiscal years of the Company, or such other specific period of time set by the Committee, over which the attainment of one or more performance goals will be measured for the purpose of determining a designated Covered Employee’s right to and the payment of an Award.

(gg)                                      “Restricted Stock Award” means an Award of Stock subject to such restrictions and Vesting Conditions as established by the Committee pursuant to Section 8 of the Plan.

(hh)                                      “Restricted Stock Unit” means a right granted to a Participant pursuant to Section 9 of the Plan to receive the value of a share of Stock on a date determined in accordance with the provisions of Section 9 and the Participant’s Award Agreement.

(ii)                                              “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(jj)                                              “Section 162(m)” means Section 162(m) of the Code and any successor provision.

(kk)                                        “Section 409A” means Section 409A of the Code and any successor provision.

(ll)                                              “Section 409A Deferred Compensation” means compensation provided pursuant to the Plan that constitutes deferred compensation subject to and not exempted from the requirements of Section 409A.

(mm)                                  “Securities Act” means the Securities Act of 1933, as amended.

(nn)                                      “Service” means a Participant’s employment or service with the Member Companies, whether in the capacity of an Employee, a Director or a Consultant.  Unless otherwise determined by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant provides service to the Member Companies or a transfer between Member Companies, provided that there is no interruption or termination of the Participant’s Service.  Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided that for purposes of determining whether an Option is an Incentive Stock Option, an Employee’s Service will be treated as terminating three (3) months after such Employee went on a leave (or for an Employee with a Disability, one (1) year after such Employee went on leave), unless such Employee’s right to return to active employment is guaranteed by statute or contract.  Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement.  A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Participant performs Service ceasing to be a Member Company.  Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.

(oo)                                      “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.5.

(pp)                                      “Stock Appreciation Right” means an Award, granted alone or in tandem with an Option, that pursuant to Section 7 of the Plan is designated as a Stock Appreciation Right.

(qq)                                      “Stock Award” means any Option, Stock Appreciation Right, Restricted Stock Award, and Restricted Stock Unit or, to the extent designated by the Committee in an Award Agreement, any Performance Unit or Other Award.

(rr)                                            “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(ss)                                        “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company upon the Participant’s termination of Service.

2.2                                             Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.                                      Administration.

3.1                                             Committee.  The authority to operate and administer the Plan shall be vested in a committee appointed by the Board.  The Committee shall consist solely of two or more members of the Board who are “outside directors” as defined under Section 162(m), “non-employee directors” as defined under Rule 16b-3, and meet such independence, or other required listing standards, of any applicable securities exchange that is the principal trading market for the Stock or such other requirements of applicable law as the Board determines in its discretion from time to time are necessary for the Committee to administer of the Plan. The initial Committee will be the Compensation Committee of the Board.  If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers of the Committee at any time.

3.2                                             Powers of the Committee.  In addition to any other powers set forth in the Plan and subject to the provisions and limitations of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a)                                  To select from the persons eligible under Section 5.1 those who will receive Awards under the Plan;

(b)                                 To determine the type of Award granted, the time or times at which Awards shall be granted and the number of shares of Stock to be subject to each Award;

(c)                                  To determine the Fair Market Value of shares of Stock pursuant to the terms of the Plan;

(d)                                 To determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares of Stock acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares of Stock pursuant to any Award; (ii) the method of payment for shares purchased pursuant to any Award; (iii) the method for satisfaction of any tax withholding obligation arising in connection with an Award, including by the withholding or delivery of shares of Stock; (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto; (v) the time of the expiration of any Award, (vi) the effect of the Participant’s termination of Service on any of the foregoing; and (vii) all other terms, conditions and restrictions applicable to any Award or shares of Stock acquired pursuant thereto not inconsistent with the terms of the Plan;

(e)                                  To determine whether an Award will be settled in shares of Stock, cash, or in any combination thereof;

(f)                                    To approve from time to time the form of any documents, including but not limited to one or more forms of Award Agreement as it deems advisable for use in the operation and administration of the Plan;

(g)                                 To amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired upon the exercise thereof;

(h)                                 To accelerate, continue, extend or defer the exercisability of any Award or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following a Participant’s termination of Service;

(i)                                     To prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards; and

(j)                                     To correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the Articles of Incorporation and By-Laws of the Company and any applicable state corporate law.  All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award.  Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan, an Award Agreement or other agreement thereunder shall be final, binding and conclusive upon all persons having an interest therein.

3.3                                             Delegation By Committee.  Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any Officer selected by it; provided it may not delegate authority to grant Awards to Covered Employees or Insiders except to the extent such delegation complies with Section 162(m) or Rule 16b-3, as applicable.  To the extent the Committee delegates authority to any Officer, or any sub-committee containing one or more Officers, to grant Awards to Employees, who are neither Covered Employees nor Insiders, such Officer shall not participate in any decision regarding any grant of an Award to himself or herself.  Any allocation or delegation of authority by the Committee may be revoked by the Committee at any time.

3.4                                             Information to be Furnished to Committee.  The Company and Member Companies shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Member Companies as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect.  Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

4.                                      Shares Subject to Plan.

4.1                                             Maximum Number of Shares Issuable.  Subject to adjustment as provided in Sections 4.2 and 4.5, the aggregate number of shares of Stock that may be delivered under the Plan to Participants and their beneficiaries shall be equal to the sum of (i) Two Million (2,000,000) shares of Stock; (ii) any shares of Stock available for future awards under the Prior Plans after the Approval Date; and (iii) any shares of Stock that are represented by awards granted under the Prior Plans which are forfeited, expire or are cancelled without delivery of shares of Stock, or which result in the forfeiture of the shares of Stock back to the Company, after the Approval Date.  The shares of Stock to which Stock Awards may be made shall consist of currently authorized but unissued shares, treasury shares, shares of Stock acquired by the Company, including shares purchased on the open market or in private transactions, or any combination thereof.

4.2                                             Share Counting.  To the extent any shares of Stock of an outstanding Stock Award are not delivered to a Participant or beneficiary because for any reason all or part of a Stock Award is forfeited or cancelled, or if shares of Stock acquired pursuant to a Stock Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s purchase price, then the shares of Stock allocable to the terminated portion of such Stock Award or such forfeited or repurchased shares of Stock shall not be deemed to have been delivered for purposes of determining the aggregate number of shares of Stock under Section 4.1 that may be delivered to Participants and their beneficiaries.  Shares of Stock shall not be deemed to have been delivered pursuant to the Plan with respect to any portion of a Stock Award that is settled in cash.  If the exercise price of any Option granted under the Plan or a Prior Plan is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net-Exercise, solely the net number of shares of Stock actually delivered to the Participant shall be deemed delivered for purposes of determining the maximum number of shares deliverable under Section 4.1.  Shares of Stock withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to Section 15 shall again be available for delivery under the Plan and shall not reduce the number of shares available under Section 4.1.

4.3                                             Limitations.  The following limitations are imposed on the applicable Awards granted under the Plan:

(a)                                            The maximum aggregate number of shares of Stock available to grant Incentive Stock Options to Employees shall be Four Hundred and Fifty Thousand (450,000) shares. To the extent required under the Code, the maximum number of shares of Stock available to grant Incentive Stock Options shall not be adjusted as required under Section 4.2 of the Plan.

(b)                                             The maximum number of shares available to grant Options or Stock Appreciation Rights to any one individual shall be Four Hundred and Fifty Thousand (450,000) shares during any one fiscal year period.  If an Option is granted in tandem with a Stock Appreciation Right, such that the exercise of the Option or Stock Appreciation Right with respect to a share of Stock cancels the tandem Stock Appreciation Right or Option right, respectively, with respect to such share, the tandem Option and Stock Appreciation Right with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this paragraph (b).

(c)                                            For Restricted Stock Awards and Restricted Stock Unit Awards that are intended to be “performance-based compensation” (as that term is used for purposes of Code section 162(m)), no more than Two Hundred and Fifty Thousand (250,000) shares of Stock may be subject to such Awards granted to any one individual during any one fiscal year period.  If, after shares have been earned, the delivery is deferred, any additional shares attributable to dividends during the deferral period shall be disregarded.

(d)                                           For Performance Unit Awards that are intended to be “performance-based compensation” (as that term is used for purposes of Code section 162(m)), no more than Five Million Dollars ($5,000,000)  may be subject to such Awards granted to any one individual during any one fiscal year period.  If, after amounts have been earned with respect to Performance Unit Awards, the delivery of such amounts is deferred, any additional amounts attributable to earnings during the deferral period shall be disregarded.

(e)                                            For Performance Bonuses that are intended to be “performance-based compensation” (as that term is used for purposes of Code Section 162(m)), no more than Five Million Dollars ($5,000,000) shall be payable to any one individual for a fiscal year; provided, however, that the maximum Performance Bonus payable to any eligible individual that becomes designated for a Performance Bonus after beginning of a Performance Period shall be reduced on a pro rata basis for the number of days during the fiscal year that the individual was not a Covered Employee designated by the Committee as eligible for a Performance Bonus.

(g)                                             For Option grants to Non-Employee Directors under Section 6.7 of the Plan, no more than Seven Hundred and Fifty Thousand (750,000) shares of Stock shall be available for such grants and the number of shares subject to Options granted to each Non-Employee Director on each Grant Date (as defined under Section 6.7) shall be Thirteen Thousand Five Hundred (13,500); provided, however, that the Board may reduce this amount or adopt a formula to determine the number of shares subject to Options to be granted; provided, further, that the number of such shares may not be increased over Thirteen Thousand Five Hundred (13,500) without shareholder approval.  Options which may be granted to Non-Employee Directors pursuant to Section 6.7 of the Plan are in addition to any Options which may also be issued to such Non-Employee Directors in lieu of annual fee payments under this Plan.

(h)                                             The foregoing limitations will be adjusted proportionately in connection with any adjustments described in Section 4.5 below.

4.4                                             Performance Criteria.  The Committee may designate whether any Award being granted to any Participant is intended to be “performance-based compensation” as defined under Section 162(m).  Any payment of cash, right to shares of Stock or any other distribution of property under any Award designated as performance-based compensation shall be conditioned on the attainment by a Participant of one or more pre-established objective performance goals which shall be set by the Committee based on the Performance Criteria in accordance with the requirements of Section 162(m).  No Award that is designated as “performance-based compensation” by the Committee under the terms of the Plan shall be provided or paid to any Participant unless and until the material terms of the Plan have been disclosed and approved by the shareholders of the Company as required from time to time under Treasury Regulation Section 1.162-27(e)(4) or such applicable successor provisions.

4.5                                             Adjustments for Changes in Capital Structure.  The existence of the Plan, any Award or any Award Agreement shall not affect or restrict the right or power of the Company or its shareholders to make or authorize a corporate transaction or event such as a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination or other similar corporate transaction or event affecting the Stock with respect to which Awards have been or may be issued under the Plan (any such transaction or event, a “Transaction”).  To prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, in the event of any change to the Stock effected without receipt of consideration through a Transaction, then the Committee shall, in such manner as the Committee deems equitable: (A) make a proportionate adjustment in (a) the maximum number and type of securities as to which Awards may be granted under this Plan, (b) the number and type of securities subject to outstanding Awards, (c) the grant or exercise price with respect to any such Award, (d) the performance targets and goals appropriate to any outstanding Awards, and (e) the per individual limitations on the number of securities that maybe awarded under the Plan (any such adjustment, an “Antidilution Adjustment”); provided, in each case, that with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause such Options to violate Section 422(b) of the Code or any successor provision; with respect to all Options, no such adjustment shall be authorized to the extent that such adjustment violates the provisions of Treasury Regulation 1.424-1; with respect to all Awards, no adjustment shall be authorized to the extent such adjustment would violate Section 409A or any successor provisions; with respect to all Awards, no such adjustment shall violate the requirements applicable to Awards intended to qualify for exemption under Section 162(m) of the Code; and the number of shares of Stock subject to any Award denominated in shares shall always be a whole number; or (B) cause any Award outstanding as of the effective date of the Transaction to be cancelled in consideration of a cash payment or alternate Award (whether from the Company or another entity that is a participant in the Transaction) or a combination thereof made to the holder of such cancelled Award substantially equivalent in value to the fair market value of such cancelled Award.  The determination of fair market value shall be made by the Committee or the Board, as the case may be, in their sole discretion.  Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and the exercise price per share shall be rounded up to the nearest whole cent.  In no event may the exercise price of any Award be decreased to an amount less than the par value, if any, of the stock subject to the Award.  For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as effected without receipt of consideration by the Company. Any adjustments made hereunder shall be binding on all persons having an interest herein.

5.                                      Eligibility.

5.1                                             Persons Eligible for Awards.  Employees, Consultants and Directors are eligible to receive Awards under the Plan.  Notwithstanding the foregoing, Incentive Stock Options may be granted solely to Employees; solely Non-Employee Directors may be granted Options under Section 6.7 of the Plan; and Performance Bonuses may be granted solely to Covered Employees.  In the case of the grant of an Incentive Stock Option, a person who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or a Parent Corporation or any Subsidiary Corporation shall not be eligible to hold such Incentive Stock Option unless (i) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Stock on the date of grant, and (ii) such Incentive Stock Option by its terms is not exercisable after the expiration of five years from the date of grant.  For purposes of the previous sentence, in determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

5.2                                             Participation in Plan.  Awards are granted solely at the discretion of the Committee.  Eligible persons may be granted more than one Award.  However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

6.                                      Stock Options.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish.  The provisions of the various Award Agreements entered into under the Plan need not be identical.  The Award Agreement shall also specify whether the Option is an Incentive Stock Option or a Nonstatutory Stock Option.  If an Option is not designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option.  No Option shall provide for payment of Dividend Equivalents.  Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1                                             Exercise Price.  Except as otherwise provided in Section 5.1 of the Plan, the exercise price for each Option shall be established in the discretion of the Committee; provided, however, that the exercise price per share for an Option shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option.  Repricing of Options after the date of grant shall not be permitted.  Notwithstanding the foregoing, an Option may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 424(a) of the Code.

6.2                                             Exercisability and Term of Options.  Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, Performance Criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option.  Subject to the foregoing, unless otherwise specified by the Committee in an Award Agreement, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.  Notwithstanding the foregoing, no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act shall be first exercisable for any shares of Stock until at least six months following the date of grant of the Option.

6.3                                             $100,000 Limitation.  To the extent that the aggregate Fair Market Value of shares of Stock (at the time of grant) with respect to which Incentive Stock Options are exercisable for the first time by an Employee in any one calendar year exceeds One Hundred Thousand Dollars ($100,000), the Options or portion of such Options that exceed such limitation (applied in the order in which the Options are granted) shall be treated as Nonstatutory Stock Options notwithstanding any contrary provision in the Award Agreement(s).

6.4                                             Payment of Exercise Price.  Except as otherwise provided below, the full exercise price for the shares of Stock being exercised must be paid in cash or by check or cash equivalents on the date of exercise.  The Committee may approve and set forth in an Award Agreement additional forms of payment, which may include any one, or a combination of, the following:

(a)                                  Tender or Attestation of Shares.  All or part of the exercise price of an Option may be paid by tendering, either by actual delivery or by attestation, shares of Stock already owned by the Participant.  The Committee shall determine in its sole discretion from time to time the acceptable methods of tendering or attesting to shares of Stock to pay all or part of the exercise price of an Option.  For purposes of determining the amount of the exercise price satisfied through tender or attestation of shares, the shares shall be valued on the date the shares are tendered or attested to in the method approved by the Committee.

(b)                                 Broker Assisted Cashless Exercise.  To the extent the Company has established and maintains a cashless exercise program with a securities brokerage firm, a Participant may exercise an Option through a cashless exercise in accordance with the policies and procedures established from time to time in the sole discretion of the Committee.  The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a cashless exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

(c)                                  Net Exercise.  By delivering to the Company a properly executed notice, in the form approved by the Committee from time to time in its sole discretion, electing a Net Exercise.

(d)                                 Other Methods.  The exercise price may be paid using such other methods of payment as the Committee, in its sole discretion, deems appropriate from time to time.

6.5                     Effect of Termination of Service.

(a)                                  Option Exercisability.  Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Committee in an Award Agreement, an Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate:

(i)                                                 Disability.  If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option.

(ii)                                              Death.  If the Participant’s Service terminates because of the death of the Participant, then the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option.

(iii)                                           Termination for Cause.  Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or such act.

(iv)                                          Other Termination of Service.  If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option.

(b)                                 Extension if Exercise Prevented by Law.  Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in Section 6.5(a) is prevented by the provisions of Section 14 below, the Option shall remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option.

6.6                                             Transferability of Options.  Except as otherwise provided in Section 6.7 below, during the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative.  An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiaries, except transfer by will or by the laws of descent and distribution or by beneficiary form filed with the Company pursuant to Section 19.5 of the Plan.  Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable by gift or domestic relations order to a Participant’s “family members” as permitted in the General Instructions to Form S-8 under the Securities Act.

6.7                     Non-Employee Director Options.

(a)                                  Grant Dates.  In the event the Committee (or if required by applicable law, the Board) determines to provide for Non-Employee Director Stock Options, such Options shall be granted automatically to each Non-Employee Director on the business day following each year’s annual shareholders meeting date (the “Grant Date”); provided, however, in any event a grant to a Non-Employee Director who was an Employee at any time during the same calendar year as the Grant Date shall be made solely at the discretion of the Committee.  Any Non-Employee Director first elected as a Director after the Grant Date but before the next annual shareholders meeting shall be granted an Option as the Board shall determine in its sole discretion, but in any case covering no more than twice the number of shares granted to Non-Employee Directors on the most recent Grant Date.  The Grant Date for an Option granted to a newly elected Non-Employee Director shall be the date of such Director’s election to the Board, and the exercise price of such Option shall be the Fair Market Value of a share of Stock on such Grant Date.

(b)                                  Exercise Price.  The exercise price per share of Stock covered by each Non-Employee Director

Option shall be the Fair Market Value on the Grant Date for a share of Stock.  Repricing of Non-Employee Director Options after the Grant Date shall not be permitted.

(c)                                  Term.  Unless otherwise determined by the Committee, Non-Employee Director Options shall vest and become exercisable immediately, subject to the provisions of the Plan.  Except as otherwise provided in Section 6.7(d), Non-Employee Director Options will expire ten (10) years after the Grant Date.

(d)                                  Termination.  In the event that a Non-Employee Director’s Service on the Board ceases due to death, disability or Retirement, all outstanding options then held by the Director shall remain exercisable for a period of ten (10) years after the date such option is granted.  Retirement shall mean resignation from the Board after completing seven (7) years of Service and attaining age 59 1/2.  Except as otherwise provided by the Board, in the event that a Non-Employee Director’s Service on the Board ceases due to resignation, or other voluntary removal, vested and exercisable shares shall remain exercisable for a period of one (1) year following the cessation of Service.  In any event, if a Non-Employee Director is involuntarily removed for breach of duty or other Cause, all vested and exercisable Non-Employee Director Options are immediately forfeit.  For purposes of this Section 6.7, the Committee will determine in its sole discretion whether a Non-Employee Director has terminated Service due to disability.

(e)                                  Nonstatutory Stock Options.  Options granted under this Section 6.7 of the Plan shall be solely Nonstatutory Stock Options.

(f)                                    Transferability.  Subject to Board approval, the Board may provide that all or a portion of a Non-Employee Director Option may be granted upon terms that permit transfer of the Option in a form and manner determined by the Board.  Any person to whom a Non-Employee Director Option is transferred pursuant to this Section 6.7(f) shall agree in writing to be bound by the terms of the Plan and the Award Agreement for such Non-Employee Director Option as if such transferee had been the original grantee thereto and to execute and/or deliver to the Board any documents as may be requested by the Board from time to time.

(g)                                 Exercise/Notices.  Notwithstanding any provision to the contrary in this Section 6, exercise of a Non-Employee Director Option shall be made solely by written notice delivered to the Secretary of the Company.  Any written notice required with respect to a Non-Employee Director Option shall be addressed to the Secretary of the Company and shall become effective when it is received by the Company.

7.                                      Stock Appreciation Rights.

Subject to the terms and conditions of the Plan, Stock Appreciation Rights shall be evidenced by Award Agreements specifying the terms and conditions for such Award in such form as the Committee shall from time to time establish.  The provisions of the various Award Agreements entered into under the Plan need not be identical.  The Award Agreement for a Stock Appreciation Right will set forth the exercise price, term of the Stock Appreciation Right, the conditions of exercise, vesting and such other terms and conditions as the Committee shall determine in its sole discretion.  A Stock Appreciation Right may be granted alone, in addition to other Awards or in tandem with an Option.  No Stock Appreciation Award shall provide for the payment of Dividend Equivalents.  Award Agreements evidencing Stock Appreciation Rights may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1                                             Exercise Price.  The exercise price of each Stock Appreciation Right shall be established by the Committee or shall be determined by a method established by the Committee at the time the Stock Appreciation Right is granted; except that the exercise price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.  Repricing of Stock Appreciation Rights after the date of grant shall not be permitted.

7.2                                             Term.  No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

7.3                                             Exercise of Stock Appreciation Right.  Stock Appreciation Rights shall be exercised by providing written or electronic notice to the Company based on such terms and conditions as shall be set forth in the Award Agreement in the sole discretion of the Committee.

7.4                                             Payment Under Stock Appreciation Right.  Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying together (a) and (b) below:

(a)                                  The difference between the Fair Market Value of a share of Stock on the date of exercise and the Fair Market Value of a share of Stock on the date of grant of the Stock Appreciation Right.

(b)                                  The number of shares of Stock with respect to which the Stock Appreciation Right is being exercised.

At the discretion of the Committee, settlement upon exercise of all or part of a Stock Appreciation Right may be paid in cash, in shares of Stock, or in any combination of both.

7.5                                             Tandem with Options.  A Stock Appreciation Right granted in tandem with an Option may be granted at the same time as the Option and shall cover the same or a different number of shares of Stock as the tandem Option but shall have the same exercise price and be exercisable at the same time and to the same extent as the tandem Option.  Upon exercise of a Stock Appreciation Right granted in tandem with an Option, the related Option shall be cancelled automatically to the extent of the number of the shares of Stock exercised in the tandem Stock Appreciation Right, and if an Option granted in tandem with a Stock Appreciation Right is exercised, the tandem Stock Appreciation Right shall be cancelled automatically to the extent of the number of shares of Stock exercised in the tandem Option.

7.6                                             Termination of Service.  In the event of a Participant’s termination of Service, the Participant may exercise his or her Stock Appreciation Right to the extent set forth in the Award Agreement, but in no event after the date the term of such Stock Appreciation Right expires.  If, after termination of Service, a Participant does not exercise his or her Stock Appreciation Right within the time period specified in the Award Agreement or by the applicable expiration date, the Stock Appreciation Right shall terminate.

8.                                      Restricted Stock Awards.

Restricted Stock Awards shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish.  Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more performance goals.  Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1                                             Vesting and Restrictions on Transfer.  Shares of Stock issued pursuant to any Restricted Stock Award shall be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance goals as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.  Subject to the provisions of Section 14 of the Plan, Vesting Conditions that are performance based shall not lapse for a minimum period of one (1) year, and Vesting Conditions that are non-performance-based shall not lapse in full for a minimum period of three (3) years.  Non-performance-based Vesting Conditions may lapse ratably over such three (3) year period as determined in the discretion of the Committee and set forth in an Award Agreement.  During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than as permitted under Sections 4.5 or 14 of the Plan or in the applicable Award Agreement.  The Committee, in its discretion, may provide in an Award Agreement that upon the occurrence of one or more events or conditions that all or part of the Vesting Conditions shall be satisfied early and that the transfer restrictions shall lapse with respect to all or part of the shares of Stock subject to the Award.  The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Insider Trading Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Insider Trading Policy.  Upon request by the Company, each Participant shall execute any agreement evidencing the transfer restrictions under this Section 8 prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates or appropriate legends evidencing any such transfer restrictions.

8.2                                             Voting Rights; Dividends and Distributions.  Except as provided in this Section 8.2, Section 8.3 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a shareholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares.  However, in the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.5, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions and transfer restrictions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.  To the extent that any portion of a Restricted Stock Award is contingent on the achievement of one or more Vesting Conditions, then any cash dividends payable with respect to shares of Stock subject to the Restricted Stock Award shall be held by the Company and shall not be paid to the Participant unless such shares of Stock become vested under the terms of the Restricted Stock Award.

8.3                                             Effect of Termination of Service.  Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

8.4                                             Nontransferability of Restricted Stock Award Rights.  Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiaries, except transfer by will or the laws of descent and distribution or by a valid beneficiary designation filed with the Company pursuant to Section 19.5 of the Plan.  All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

9.                                      Restricted Stock Unit Awards.

Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish.  The Company may settle payment under a Restricted Stock Unit in cash, shares of Stock or a combination of both.  Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1                                             Grant of Restricted Stock Unit Awards.  Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more performance goals.

9.2                                             Purchase Price.  No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of settling a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Member Company or for its benefit.  Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Member Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.

9.3                                             Vesting.  Restricted Stock Unit Awards may be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance goal as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.  Subject to the provisions of Section 14 of the Plan, Vesting Conditions that are performance based shall not lapse for a minimum period of one (1) year, and Vesting Conditions that are non-performance-based shall not lapse in full for a minimum period of three (3) years.  Non-performance-based Vesting Conditions may lapse ratably over such three (3) year period as determined in the discretion of the Committee and set forth in an Award Agreement.  The Committee, in its discretion, may provide in an Award Agreement that upon the occurrence of one or more events or conditions that all or part of the Vesting Conditions shall be satisfied early.  The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that if the satisfaction of Vesting Conditions with respect to any shares subject to the Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Insider Trading Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Insider Trading Policy.

9.4                                             Voting Rights, Dividend Equivalent Rights and Distributions.  Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated.  Such Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock.  The number of additional Restricted Stock Units (rounded down to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of the Stock on such date.  Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award.  In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.5, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

9.5                                             Effect of Termination of Service.  Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

9.6                                             Settlement of Restricted Stock Unit Awards.  Unless otherwise set forth by the Committee in an Award Agreement, on the date on which Vesting Conditions lapse or are otherwise satisfied with respect to Restricted Stock Units, the Company shall issue to a Participant one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 4.5) or the cash equivalent of the Fair Market Value of such share of Stock for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any.

9.7                                             Nontransferability of Restricted Stock Unit Awards.  The right to receive shares or payment pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiaries, except transfer by will or by the laws of descent and distribution or by filing a valid beneficiary designation with the Company pursuant to Section 19.5 of the Plan.  All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10.                               Performance Bonuses.

10.1                           Designation.  The Committee may, in its sole and absolute discretion, designate one or more Covered Employees as eligible to receive a Performance Bonus for a specific Performance Period.

10.2                           Terms.  For each designated Covered Employee, within ninety (90) days after the beginning of a Performance Period the Committee shall specify in writing the terms and conditions for the payment of such Performance Bonus to each such Covered Employee for the applicable Performance Period.  Such terms and conditions shall (a) set forth objective performance goals related to one or more Performance Criteria, (b) condition the payment of the Performance Bonus on attaining the performance goals as required under Section 162(m), (c) describe the method for computing the amount of the Performance Bonus if the performance goals are met, and (d) set forth the applicable Performance Period.  The performance goals may be stated in absolute terms, relative to comparison companies or indices, as increases over past time periods, as ratios (such as earnings per share), or as returns over a period of time, and the outcome of the performance goals must be substantially uncertain at the time established by the Committee.  No Performance Bonus will be paid unless the Covered Employee is employed with the Company on the date the Performance Bonus is paid; provided, however, the Committee may set forth in the written terms and conditions for the payment of the Performance Bonus that the Performance Bonus will be paid upon the Covered Employee’s death or Disability or upon a Change in Control.

10.3                           Committee Certification.  As soon as reasonably practicable after the end of each Performance Period, the Committee shall determine whether the stated performance goal(s) for a Covered Employee have been attained and the amount of the Performance Bonus to be paid to each Covered Employee for such Performance Period and shall certify such determinations in writing.  The Committee, in determining the amount of Performance Bonus actually paid to a Covered Employee, shall not have the discretion to increase the amount of the Performance Bonus that otherwise would be payable upon the attainment of the performance goals but may decrease the amount of such Performance Bonus in its sole discretion.  Notwithstanding the foregoing, this paragraph shall in no way be construed to preclude the Committee from awarding separate discretionary cash bonuses based on achievements by a Covered Employee that are not related to the attainment of the performance goals upon which payment of the Performance Bonus is conditioned.

10.4                           Payment of Performance Bonuses.  Subject to any election duly and validly made by a Covered Employee with respect to the deferral of all or a portion of his or her Performance Bonus that complies with Section 409A, Performance Bonuses shall be paid in cash no later than the 15th day of the third month of the fiscal year of the Company immediately following the end of the Performance Period; provided the Committee shall have sole discretion to determine when during such period the payment shall be made.

10.5                           Compliance with Section 162(m).  All Performance Bonuses paid under the Plan are intended to be “performance-based compensation” under Section 162(m) and the terms of this Plan and any designation or terms and conditions of any payment set forth by the Committee shall be interpreted as necessary to comply with Section 162(m).

11.                               Performance Units.  Performance Units may be granted as the right to a fixed or variable number of shares of Stock, a cash payment for the value of such shares of Stock, or dollar denominated units subject to such Vesting Conditions and time of payment as the Committee may determine and as shall be set forth in an Award Agreement; provided; however, that the Vesting Conditions shall not lapse for a minimum period of one (1) year.  Performance Units may be paid upon attainment of the applicable performance goals in the Award Agreement in shares of Stock, cash or a combination thereof, as determined in the discretion of the Committee.

12.                               Other Awards.  The Committee shall have authority to specify the terms and provisions of other forms of equity-based, equity-related or cash Awards not described above which the Committee determines to be consistent with the purposes of the Plan and the interests of the Company and which may be granted in tandem with, or independent of, other Awards under the Plan.

13.                               Standard Forms of Award Agreements.

13.1                                       Award Agreements.  Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time.  Any Award Agreement may consist of an appropriate form of notice of grant and a form of agreement incorporated therein by reference, or such other form or forms, including electronic media, as the Committee may approve from time to time.

13.2                                       Authority to Vary Terms.  The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan, the Code, or applicable law.

14.                               Change in Control.

14.1                           Assumption or Substitution.  Except as otherwise specified in an applicable Award Agreement, separate employment agreement or retention agreement, in the event of a Change in Control, each outstanding Stock Award shall be assumed or an equivalent option or award substituted by the successor corporation or a parent or subsidiary of the successor corporation.  In the event that the successor corporation refuses to assume or substitute for the Stock Awards, the Committee may, in its discretion, provide for (a) the Participant to fully vest in and have the right to exercise the Option or Stock Appreciation Right as to all of the shares of Stock, including shares as to which it would not otherwise be vested or exercisable, (b) all restrictions and conditions of any Restricted Stock Award or Restricted Stock Units held by such Participant to lapse, and (c) all Performance Units and any Other Awards held by such Participant to be deemed fully earned at the level determined in the sole discretion of the Committee.  If in lieu of assumption or substitution in the event of a Change in Control, a Stock Option or Stock Appreciation Right becomes fully vested and exercisable, the restrictions and conditions on Restricted Stock Awards and Restricted Stock Units lapse, and Performance Units and Other Awards are deemed fully earned at the level determined in the sole discretion of the Committee, then the Committee shall notify the Participant in writing or electronically of the change in the Stock Award and that the Stock Award shall terminate fifteen (15) days from the date of such notice (to the extent applicable). For the purposes of this Section 14.1, the Stock Award shall be considered assumed if, following the merger or sale of assets, the award confers the right to purchase or receive on the same terms and conditions as the Stock Award, for each share of Stock subject to the Stock Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise or settlement of the Stock Award, for each share of Stock subject to the Stock Award, to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per share consideration received by holders of Stock in the Change in Control.

14.2                           Accelerated Vesting.  In the event of a Change in Control, the Committee may accelerate the vesting or exercisability of a Stock Award in its sole discretion.  Unless otherwise set forth in an Award Agreement, separate employment agreement or retention agreement, in the event of the involuntary termination of an Employee’s Service with a Member Company not for Cause within twenty-four months after a Change in Control of the Company, the following shall occur: (i) all of such Employee’s outstanding Options and Stock Appreciation Rights shall become vested and exercisable, (ii) all restrictions and conditions of all Restricted Stock Awards and Restricted Stock Units held by such Employee shall lapse and (iii) all Performance Units and any Other Awards held by such Employee shall be deemed to be fully earned at the Participant’s target level.

14.3                           Cash-Out of Stock Awards.  The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Stock Award or a portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Stock Award in (i) cash, (ii) stock of a corporation or other business entity that is a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced by the exercise or purchase price per share, if any, under such Stock Award.  If any portion of such consideration may be received by holders of Stock pursuant to the Change in Control on a contingent or delayed basis, the Committee may, in its sole discretion, determine such Fair Market Value per share as of the time of the Change in Control on the basis of the Committee’s good faith estimate of the present value of the probable future payment of such consideration.  In the event such determination is made by the Committee, the amount of such payment (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of the vested portions of their canceled Stock Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Stock Awards in accordance with the vesting schedules applicable to such Stock Awards.

14.4                                       Federal Excise Tax Under Section 4999 of the Code.  Unless otherwise set forth by the express terms of an employment or retention agreement between a Participant and a Member Company, in the event that any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, then the amount of any acceleration of vesting called for under the Award shall be reduced in order to avoid such characterization and payment of any excise tax imposed under Section 4999 of the Code.

15.                               Tax Withholding.

15.1                                       Tax Withholding in General.  The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Member Companies with respect to an Award or the shares acquired pursuant thereto.  The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to a Stock Award Agreement, or to make any payment in cash under the Plan until the Member Companies’ tax withholding obligations have been satisfied by the Participant.

15.2                                       Withholding in Shares.  The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Stock Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Member Companies.  The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

16.                               Compliance with Securities Law.

The grant of Stock Awards and the issuance of shares of Stock pursuant to any Stock Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed.  In addition, no Stock Award may be exercised or shares issued pursuant to an Stock Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Stock Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Stock Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

17.                               Compliance with Section 409A.

All Options and Stock Appreciation Rights granted under the Plan are intended to be exempt from Section 409A as stock rights granted with an exercise price not less than the Fair Market Value of a share of Stock on the date of grant of the Option or Stock Appreciation Right and the Plan and any Award Agreement or other document evidencing a grant of an Option or Stock Appreciation Right shall be interpreted as necessary to comply with Section 409A. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, any Award or portion of an Award that is or becomes subject to Section 409A shall comply with the following:

17.1                                       Awards Subject to Section 409A.  Awards subject to Section 409A may include, but are not limited to:

(a)                                  Any Nonstatutory Stock Option that permits the deferral of compensation other than the deferral of recognition of income until the exercise or transfer of the Option or the time the shares acquired pursuant to the exercise of the option first become substantially vested.

(b)                                 Any Restricted Stock Unit, Performance Unit, Performance Award or Other Award that provides by its terms that payment will be made or the Award settled upon or after the occurrence of any event that will or may occur later than the end of the Short-Term Deferral Period.

Subject to U.S. Treasury Regulations promulgated pursuant to Section 409A (“Section 409A Regulations”) or other applicable guidance, the term “Short-Term Deferral Period” means the period ending on the later of (i) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Participant’s taxable year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture.  For this purpose, the term “substantial risk of forfeiture” shall have the meaning set forth in Section 409A Regulations or other applicable guidance.

17.2                                       Fixed Payment Dates.  Except as otherwise permitted or required by Section 409A Regulations or other applicable guidance, no payment or other distribution in settlement of an Award or portion of an Award subject to Section 409A may commence earlier than:

(a)                                  The Participant’s “separation from service” (as defined by Section 409A Regulations, including the definition of “service recipient” under Treasury Regulation § 1.409A-1(h)(3));

(b)                                 The date the Participant becomes “disabled” (as defined by Section 409A Regulations);

(c)                                  The Participant’s death;

(d)                                 A specified time (or pursuant to a fixed schedule) that is specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award;

(e)                                  A change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company (as defined by Section 409A Regulations); or

(f)                                    The occurrence of an “unforeseeable emergency” (as defined by Section 409A Regulations).

17.3                                       Specified Employees.  To the extent that a Participant is a “Specified Employee” (as defined by Section 409A Regulations) of the Company, distribution pursuant to Section 17.2(a) in settlement of an Award subject to Section 409A shall be made on the first day of the seventh month after the Participant’s separation from service (the “Delayed Payment Date”) or, if earlier, the date of the Participant’s death.  All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.  The amount of any payment under an Award that is based on the Fair Market Value of a share of Stock shall be determined at the time the Award vests pursuant to the applicable Award Agreement and not at the time of the Delayed Payment Date.  No interest shall be paid by the Company on any amount accumulated during the period ending on the Delayed Payment Date.

17.4                                       No Acceleration of Distributions.  Notwithstanding anything to the contrary herein, this Plan does not permit the acceleration of the time or schedule of any distribution under this Plan pursuant to any Award or portion of an Award subject to Section 409A, except as provided by Section 409A and Section 409A Regulations.

17.5                                       Interpretation.  To the extent any Award granted under the Plan is subject to, or becomes subject to, Section 409A, the terms of the Plan and the Award Agreement shall be interpreted as necessary to comply with Section 409A and this Section 17.

18.                               Amendment or Termination of Plan.

The Committee may amend, suspend or terminate the Plan at any time; provided, however, that any payment or distribution upon settlement of an Award subject to Section 409A upon termination of the Plan shall comply with Section 409A Regulations and all applicable guidance issued thereunder; provided, further, no amendment of the Plan by the Committee shall become effective without approval by the Company’s shareholders if such approval is required for compliance with Section 162(m), Section 16b-3 or such other applicable federal or state laws, regulations or rules, or the rules of any stock exchange or market system upon which the Stock may then be listed.  No amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant; provided, however, that notwithstanding any provision of the Plan or any Award Agreement to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A of the Code and all applicable guidance promulgated thereunder.

19.                               Miscellaneous Provisions.

19.1               Forfeiture Events.

(a)                                  The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service.

(b)                                 If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement.

(c)                                  To the extent required by the regulations issued by the Securities and Exchange Commission under the Dodd-Frank Wall Street Reform and Consumer Protection Act, executive officers of the Company will be required to reimburse the Company for an incentive compensation that is received from a payment or other settlement of an Award as required by such regulations.

19.2                                       Provision of Information.  Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s shareholders.

19.3                                       Rights as Employee, Consultant or Director.  No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.  Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Member Company to terminate the Participant’s Service at any time.  To the extent that an Employee of a Member Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

19.4                                       Rights as a Shareholder.  A Participant shall have no rights as a shareholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.5 or another provision of the Plan.

19.5                                       Beneficiary Designations.  A Participant’s beneficiary shall be the person, persons, or entity designated by the Participant on a properly completed beneficiary designation form submitted to the Company.  Such designation may be changed by the Participant without the consent of any previously designated beneficiary.  A beneficiary designation will not become effective unless it is made on a form approved by the Company and is received by the Company prior to the Participant’s death.

19.6                                       Delivery of Title to Shares.  Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

19.7                                       Fractional Shares.  The Company shall not be required to issue fractional shares upon the exercise or settlement of any Stock Award.  In lieu of issuing such fraction of a share of Stock, the Company will be entitled to pay a Participant the Fair Market Value of such fractional share on the business day immediately following the date the Stock Award is exercised or vests.

19.8                                       Retirement and Welfare Plans.  Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards shall be included as “compensation” for purposes of computing the benefits payable to any Participant under any Member Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing such benefits.

19.9                                       Severability.  If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid,

illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

19.10                                 No Constraint on Corporate Action.  Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Member Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Member Company to take any action which such entity deems to be necessary or appropriate.

19.11                                 Unfunded Obligation.  Participants shall have the status of general unsecured creditors of the Company.  Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes.  No Member Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations.  The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder.  Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Member Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Member Company.  The Participants shall have no claim against any Member Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

19.12                                 Choice of Law.  Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the Commonwealth of Virginia, without regard to its conflict of law rules.

19.13                                 No Repricing.  Notwithstanding anything in this Plan to the contrary, without prior approval of the Company’s shareholders, no amendment or modification may be made to an outstanding Option or Stock Appreciation Award, including, without limitation, by reducing the exercise price or replacing any Option or Stock Appreciation Right with cash or another Award when such amendment or modification would be treated as repricing under the rules of the stock exchange on which the Company’s Stock is listed; provided, however, that appropriate adjustments to Options and Stock Appreciation Awards may be made as permitted under Section 4.5 of the Plan.

20.                               Shareholder Approval.  The Plan is subject to approval of the Shareholders within twelve (12) months of the Effective Date.

DOLLAR TREE, INC.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on June 16, 2011.

Vote by Internet

   • Log on to the Internet and go to

     www.investorvote.com/DLTR

   • Follow the steps outlined on the secured website.

Vote by telephone

   • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

   • Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES LISTED HEREIN, “FOR” PROPOSALS 2, 4 AND 5, AND “THREE YEARS” FOR PROPOSAL 3.

1. Election of Directors:	For	Withhold

01 - Macon F. Brock, Jr.	☐	☐

02 - Mary Anne Citrino	☐	☐

03 - Thomas E. Whiddon	☐	☐

	For	Against	Abstain

2. To Approve, on an Advisory Basis, the Compensation of the Company’s Named Executive Officers	☐	☐	☐

	3 Yrs	2 Yrs	1 Yr	Abstain

3. To Recommend, on an Advisory Basis, the Frequency of Future Advisory Votes on Executive Compensation	☐	☐	☐	☐

	For	Against	Abstain

4. To Approve the Omnibus Incentive Plan	☐	☐	☐

5. To Ratify the Selection of KPMG as the Company’s Independent Registered Public Accounting Firm	☐	☐	☐

B Non-Voting Items

Change of Address – Please print new address below.

C Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

01C8GB

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — DOLLAR TREE, INC.

500 Volvo Parkway

Chesapeake, Virginia 23320

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
For Annual Meeting, June 16, 2011

The undersigned hereby appoints Macon F. Brock, Jr. and James A. Gorry, III, jointly and severally, each with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Shareholders of DOLLAR TREE, INC. to be held at The Founders Inn, 5641 Indian River Road, Virginia Beach, Virginia 23464, on Thursday, June 16, 2011 at 10:00 a.m. local time, and at any adjournment thereof, on any matters coming before the Meeting.

Please specify your choice by marking the appropriate box for each matter on the reverse side. Any boxes not marked will be voted in accordance with the recommendations of the Board of Directors. The Proxies cannot vote your shares unless you sign and return this card.

This proxy, when properly executed, will be voted in the manner directed herein and authorizes the Proxies to take action in their discretion upon other matters that may properly come before the Meeting. If no direction is made, this proxy will be voted “FOR” Proposals 1, 2, 4, 5 and FOR Every “Three Years” on Proposal 3.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.